Filed pursuant to Rule 424(b)(3)
Registration No. 333-185759

PROSPECTUS SUPPLEMENT
(To prospectus dated March 27, 2013)

ASIA ENTERTAINMENT & RESOURCES LTD.

SUBSCRIPTION RIGHTS TO PURCHASE UP TO 20,225,582 ORDINARY SHARES
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

Asia Entertainment & Resources Ltd. is granting at no charge to the holders of its ordinary shares, par value $0.0001 per share, transferable subscription rights to purchase an aggregate of 20,225,582 ordinary shares at a subscription price of $3.00 per share. Each holder will receive one subscription right for each two ordinary shares owned on June 3, 2013, the record date. Each subscription right will entitle its holder to purchase one ordinary share at the subscription price. Fractional rights or shares of our ordinary shares will not be issued in this rights offering.

The purpose of this rights offering is to raise equity capital in a cost-effective manner that allows holders of our ordinary shares on the record date to participate. The net proceeds of the rights offering will be used to pay off outstanding indebtedness owed to certain of our shareholders. See “Use of Proceeds.” We expect the total gross proceeds of this rights offering and the standby purchase, described below, to be $63.5 million. Although we are only issuing 20,225,582 rights in this rights offering (for total gross proceeds of approximately $60.7 million if all of the rights were exercised), as a result of (i) the Standby Purchasers (as defined below) having agreed with us not to exercise any rights issued to them in this rights offering, and (ii) certain Standby Purchasers agreeing to purchase 34% of the shares sold to them pursuant to the standby purchase at a price of $4.50 per share, as more fully described below, the total gross proceeds of this rights offering and the standby purchase is expected to be $63.5 million.

We have entered into a standby purchase agreement with certain persons, including Lam Man Pou, our chairman, Vong Hon Kun, our chief operating officer, Lam Chou In, Zheng An Ting, So Kam Tai, Au Chun Yin, Chan Fok Hoi, Chan Kai Ian, Sin Kam Chan, Leong Wai Meng and Cheung Mee Mo (the “Standby Purchasers”), whereby the Standby Purchasers have agreed to purchase from us a number of ordinary shares having a value equal to the aggregate subscription price we would have received with respect to the shares underlying all rights not exercised by all holders in the rights offering, which we refer to as the standby purchase, upon the same terms as the other holders, except the subscription price for such shares with respect to purchases made by Messrs. Lam Man Pou and Vong Hon Kun will be $4.50 per share. The Standby Purchasers have agreed not to exercise any rights granted to them in this rights offering. Messrs. Lam and Vong have also agreed not to sell, assign or transfer the ordinary shares purchased pursuant to the standby purchase agreement for a period of two years following the purchase date without our prior written consent. Consummation of the standby purchase is subject to usual and customary closing conditions. The Standby Purchasers collectively own approximately 40.1% (16,580,622 total shares) of our outstanding ordinary shares as of the date hereof.

The subscription rights will be granted and exercisable beginning on or about June 6, 2013. The subscription rights will expire and will have no value if they are not exercised prior to 5:00 p.m., New York City time, on June 21, 2013, the expiration date of this rights offering. We have the option to extend this rights offering and the period for exercising your subscription rights for any reason, including if we determine that changes in the market price of our ordinary shares warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering, although we do not presently intend to do so. All exercises of subscription rights shall be irrevocable. You should carefully consider whether or not to exercise your subscription rights before the expiration date and in doing so you should consider all of the information about us and this rights offering contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth or incorporated herein and therein. Neither we nor the dealer manager is making any recommendations as to whether or not you should exercise, sell or let lapse your subscription rights. We reserve the right to cancel the rights offering at any time before the expiration of the rights offering, for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty, and the sale to the standby purchaser will not be completed. Continental Stock Transfer & Trust Company will serve as the subscription agent in the rights offering.

There is no minimum number of shares that we must sell in order to complete the rights offering. Holders who do not participate in the rights offering will continue to own the same number of shares. Holders who do not subscribe for the greatest number of shares permitted in the rights offering will own a smaller percentage of the total ordinary shares outstanding if and to the extent other holders fully exercise their subscription rights. Rights that are not exercised by the expiration date will expire and have no value. The subscription rights may be sold or transferred.

We have retained Sterne, Agee & Leach, Inc., or Sterne Agee, to act as sole dealer manager in connection with this rights offering. Sterne Agee has no obligation to purchase, or procure purchases for, our ordinary shares offered hereby and is not acting as an underwriter in this rights offering. We have agreed to pay Sterne Agee a fee equal to 2.5% of the gross proceeds received in connection with this rights offering upon successful completion of this rights offering. See “Plan of Distribution” for a discussion of our agreement with Sterne Agee.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “AERL”. The closing price of our ordinary shares on Nasdaq on June 3, 2013 was $4.20 per share. You are urged to obtain current market quotations of our ordinary shares before purchasing any of the shares underlying the rights being offered pursuant to this prospectus supplement and accompanying prospectus. The subscription rights have been approved to be listed on the Nasdaq Global Market under the symbol “AERLR”; however, we cannot assure you that a market for the rights will develop.

Our principal offices are located at Unit 605, East Town Building 16 Fenwick Street Wanchai, Hong Kong. Our telephone number at that address is (852) 2110-9133.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ON PAGE S-13, IN THE PROSPECTUS ON PAGE 7 AND IN ITEM 3.D. OF OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, WHICH IS INCORPORATED BY REFERENCE HEREIN, BEFORE EXERCISING YOUR SUBSCRIPTION RIGHTS. OUR BOARD OF DIRECTORS AND THE DEALER MANAGER ARE NOT MAKING ANY RECOMMENDATION REGARDING YOUR EXERCISE OF SUBSCRIPTION RIGHTS.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Share	Per Share	Total(1)
Public offering price	$3.00	$60,676,746
Dealer Manager Fee	$0.075	$1,516,919
Proceeds, before expenses, to Asia Entertainment & Resources Ltd.	$2.925	$59,159,827

(1)	Assumes the sale of all shares underlying the rights being offered.

STERNE AGEE

Prospectus Supplement dated June 4, 2013

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-185759) that we filed with the Securities and Exchange Commission (the “SEC”) and that was declared effective by the SEC on March 27, 2013. Under this shelf registration process, we may, from time to time, offer ordinary shares, preferred shares, warrants, subscription rights, debt securities and units, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the subscription rights and the underlying ordinary shares pursuant to the rights offering and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of the subscription rights and the underlying ordinary shares. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our securities, you should read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Where You Can Find More Information” on page S-32 of this prospectus supplement.

The interim financial information included in this prospectus supplement or incorporated by reference from our Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 23, 2013 has not been reviewed by our independent auditors. As a result, the independent auditors did not perform any procedures on such interim financial information for the quarterly period ended March 31, 2013 and the corresponding period in 2012. No assurance can be given that changes will not be made to such financial information as a result of any audit or review conducted on financial information that includes these results, such as the review of our financial statements as of and for the six months ended June 30, 2013.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference. We have not, and the dealer manager has not, authorized anyone to provide you with additional or different information. We are not, and the dealer manager is not, making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our securityholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus supplement and the accompanying prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the potential liquidity and trading of our public securities;
•	general economic, market and business conditions of Hong Kong, China and Macau (and to a certain extent, of the world);
•	the commercial performance of our gaming operations;
•	changes or volatility in foreign exchange rates, equity prices or other rates or prices;
•	the effects of competition in the gaming industry on the demand for and net-win of our table games;
•	various business opportunities that our management may pursue;
•	changes in the regulatory policies in relation to the gaming industry in Macau;
•	our projected operating results;
•	our understanding of our competition; and
•	market trends in our industry or the general economy.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which is incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement and the accompanying prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. For a more complete understanding of this offering and before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus carefully and the documents incorporated by reference herein, including the risk factors referred to in this prospectus supplement on page S-13 and in the prospectus on page 7, as well as the risk factors set forth in our Annual Report on Form 20-F filed on April 5, 2013 and the financial statements and notes thereto incorporated into this prospectus supplement by reference. Unless otherwise stated in this prospectus supplement or the accompanying prospectus or the context otherwise indicates:

•	references to “we,” “us,” “our,” “AERL” or “the Company” refer to Asia Entertainment & Resources Ltd., including our direct and indirect subsidiaries and VIP gaming promoters with whom our direct and indirect subsidiaries are affiliated;
•	references to “VIP gaming promoters” refer to companies engaged in the business of promoting VIP gaming rooms in casinos;
•	references to “Promoter Companies” refer to those VIP gaming promoters and predecessors that are affiliated with Asia Gaming & Resort Limited and its subsidiaries and whose operations are included in the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus; and
•	references to “$” refer to the legal currency of the United States.

Overview

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted holding company that operates, through its subsidiaries and related VIP gaming promoters, four VIP gaming rooms in Macau (including the recently acquired Bao Li Gaming Promotion Limited (“Bao Li Gaming”) VIP gaming room on the Cotai strip in Macau). VIP gaming rooms are well appointed suites generally located within a large casino that provide luxury accommodations and privacy exclusively for gambling by high-tier gaming patrons. VIP gaming patrons are typically high-stakes gaming patrons who play VIP baccarat almost exclusively in dedicated VIP gaming rooms or designated casino areas. We generate revenue by receiving a percentage of net gaming wins. Prior to September 1, 2012, we generated revenue by receiving a commission of 1.25% of Rolling Chip Turnover.

The Company

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted company incorporated on September 24, 2007 under the name “CS China Acquisition Corp.” We were incorporated for the purpose of acquiring an operating business that had its principal operations located in the People’s Republic of China, the Hong Kong Special Administrative Region and the Macau Special Administrative Region. On February 2, 2010, we consummated a business combination pursuant to which we acquired all of the outstanding capital stock of Asia Gaming & Resort Limited (“AGRL”), a Hong Kong corporation incorporated on May 2, 2007. AGRL is an investment holding company of subsidiaries that, through profit interest agreements with affiliated companies known as VIP gaming promoters, are entitled to receive all of the profits of the VIP gaming promoters from VIP gaming rooms operated by them in casinos at major hotels in Macau. As a result of the acquisition, AGRL is now our direct wholly owned subsidiary and its subsidiaries are our indirect wholly owned subsidiaries. We have no operations other than those of AGRL and its subsidiaries. Prior to the acquisition of AGRL, we had no operating business. At the time of the acquisition, we changed our name to “Asia Entertainment & Resources Ltd.”

Our principal executive offices are located at Unit 605, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong and our telephone number is 852-2110-9133. The address of our registered office is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our registered office provider, Maples Corporate Services Limited, is located at the same address. Our website, which contains additional information about our company, can be accessed at: http://ir.aerlf.com/index.cfm, but that information or information that may be accessed through such website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Recent Developments

On May 16, 2013, we entered into a non-binding memorandum of understanding whereby we intend to acquire all of the outstanding interests and operations of the VIP gaming room at Level 1 of Le Royal Arc Casino located in NAPE, Downtown Macau, promoted and operated by Mr. Wong Wing Yim (the “Seller”). The Seller promotes and operates the VIP gaming room which has six tables and is served by at least 500 agents. The VIP gaming room is operated under the Sociedade de Jogos de Macau S.A.’s concession. Subject to due diligence and customary closing conditions, we expect to close the transaction by June 30, 2013.

The purchase price to be paid by us to the Seller shall be equal to US$20 million in cash, US$10 million of which will be paid upon the closing of the acquisition and the remaining US$10 million to be paid upon the renewal or extension of the existing collaborator agreements to promote the VIP gaming room through at least December 31, 2014. Additionally, if the Seller and his network of agents achieve a rolling chip turnover of at least US$2.5 billion (the “Earnout Threshold”) in each of the twelve-month periods ending June 30, 2014, 2015 and 2016, the Seller would receive additional purchase consideration of US$13 million and 625,000 of our ordinary shares for each twelve month period that such rolling chip turnover minimum was met. In addition, for each incremental US$25 million in rolling chip turnover above the Earnout Threshold, the Seller shall be entitled to receive payment from us of US$130,000 in cash and 6,250 of our ordinary shares; provided, however, that in no event will the Seller be entitled to any additional payments in the event that the rolling chip turnover exceeds $5 billion. In addition, should the Seller achieve a Rolling Chip Turnover of at least $15 billion during the 36 month period ending June 30, 2016, then we will pay an additional $2,500,000 for every $1 billion in excess of $15 billion, up to a maximum of $12,500,000. Until June 30, 2016, the Seller shall provide a personal guarantee for any bad loans associated with the Seller’s operations prior to the closing of the acquisition. Should the acquisition be completed on or before June 15, 2013, then we will be entitled to all of the profits generated during the month of June 2013. Assuming we close the acquisition, which we cannot guarantee, we will have 40 tables in five VIP rooms.

Rolling chip turnover is used by casinos to measure the volume of VIP gaming room business transacted and represents the aggregate amount of bets gaming patrons make. Bets are wagered with “non-negotiable chips” and winning bets are paid out by casinos in so-called “cash” chips. “Non-negotiable chips” are specifically designed for VIP gaming patrons to allow casinos to calculate the commission payable to VIP gaming promoters. Commissions are paid based on the total amount of “non-negotiable chips” purchased by each gaming patron. VIP gaming promoters therefore require the gaming patrons to “roll,” from time to time, their “cash chips” into “non-negotiable” chips for further betting so that they may receive their commissions (hence the term “rolling chip turnover”). Through the VIP gaming promoters “non-negotiable chips” can be converted back into cash at any time. Betting using rolling chips, as opposed to using cash chips, is also used by the Macau Gaming Inspection and Coordination Bureau to distinguish between VIP table revenue and mass market table revenue.

THE RIGHTS OFFERING

Rights Offered
We will grant to each holder of record of our ordinary shares on June 3, 2013, the record date, at no charge, one transferable subscription right for each two ordinary shares then owned on the record date. The rights will be evidenced by transferable subscription rights certificates. As of the record date, an aggregate of 40,451,164 of our ordinary shares were outstanding. We will issue up to 20,225,582 shares and expect to receive gross proceeds of $63.5 million in the rights offering and the standby purchase. Although we are only issuing 20,225,582 rights in this rights offering (for total gross proceeds of approximately $60.7 million if all of the rights were exercised), as a result of (i) the Standby Purchasers having agreed with us not to exercise any rights issued to them in this rights offering, and (ii) certain Standby Purchasers agreeing to purchase 34% of the shares sold to them pursuant to the standby purchase at a price of $4.50 per share, the total gross proceeds of this rights offering and the standby purchase is expected to be $63.5 million. Based on the 40,451,164 of our ordinary shares currently outstanding, and the potential that we may issue as many as 20,143,117 shares pursuant to this rights offering and the standby purchase, up to 60,594,281 of our ordinary shares may be issued and outstanding following the rights offering.
Subscription Rights
Each subscription right entitles the holder to purchase one ordinary share for $3.00 per share, the subscription price, which shall be paid in cash. After the expiration date, the subscription rights will expire and will have no value. We will not issue fractional rights or shares, but rather will round down the aggregate number of rights or shares you are entitled to receive to the nearest whole right or share. The purpose of such rounding is to save us the expense and inconvenience of issuing fractional rights or shares, and not to give any particular group of shareholders an increased interest in our assets or earnings and profits.
Subscription Price
$3.00 per share, which shall be paid in cash. In order to be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.
Record Date
June 3, 2013.
Expiration Date
5:00 p.m., New York City time, on June 21, 2013, subject to earlier termination or extension. All exercises of subscription rights shall be irrevocable. We reserve the right to extend the subscription rights period and consequently the expiration date at our sole discretion.
Management Participation
Although our directors and officers have not indicated whether or not they will exercise their rights in this rights offering, our directors and officers may exercise the rights granted pursuant to this rights offering.
Standby Purchase Agreement
We have entered into a standby purchase agreement with the Standby Purchasers, whereby the Standby Purchasers have agreed to purchase from us a number of ordinary shares having a value equal to the aggregate subscription price we would have received with respect to the shares underlying all rights not exercised by all holders in the rights offering, upon the same terms as the other holders, except the subscription price for such shares with respect to purchases made by Messrs. Lam Man Pou and Vong Hon Kun will be $4.50 per share. The Standby Purchasers have agreed not to exercise any rights granted to them in this rights offering. Messrs. Lam and Vong have also agreed not to sell, assign or transfer the ordinary shares purchased pursuant to the standby purchase agreement for a period of two years following the purchase date without our prior written consent. Consummation of the standby purchase is subject to usual and customary closing conditions.
Transferability of Rights
The subscription rights are transferable and, therefore, may be assigned, gifted, purchased, sold or otherwise transferred to anyone else. If the rights are transferred, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date.
Listing of Rights on Nasdaq
The subscription rights have been approved for listing on the Nasdaq Global Market under the symbol “AERLR” and will continue to trade until June 21, 2013; however, we cannot assure you that a market for the rights will develop.
No Revocation
Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke, change or cancel your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional ordinary shares at a subscription price of $3.00 per share.
Amendment and Termination
We may amend or modify the terms of the rights offering at any time prior to the expiration date. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the rights offering will be returned promptly without interest or deduction to those persons who exercised their subscription rights.
Extension
We have the option to extend this rights offering and the period for exercising your subscription rights for any reason, including if we determine that changes in the market price of our ordinary shares warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering, although we do not presently intend to do so.
Fractional Rights or Shares
We will not issue fractional rights or shares of our ordinary shares but rather will round down the aggregate number of rights or shares you are entitled to receive to the nearest whole right or share. The purpose of such rounding is to save us the expense and inconvenience of issuing fractional rights or shares, and not to give any particular group of shareholders an increased interest in our assets or earnings and profits. Any excess payment will be returned to you promptly without interest or deduction.
Procedure for Exercising Rights
To exercise your subscription rights you must complete the rights certificate and deliver it to the subscription agent, Continental Stock Transfer & Trust Company, together with full payment for all the subscription rights you elect to exercise under your subscription right prior to the expiration of the rights offering. You may deliver such subscription documents and payments by mail or commercial carrier. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures under “The Rights Offering — Guaranteed Delivery Procedures.”
If you hold your ordinary shares in “street name” through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, dealer, custodian bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights if your shares are held by a broker, dealer, custodian bank or other nominee.
Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you promptly without interest or a deduction therefrom.
How Rights Holders Can Exercise Rights Granted on Shares Held in Street Name
If you hold our ordinary shares in “street name” through a broker, custodian bank or other nominee, you will not receive an actual subscription rights certificate. We will ask your broker, custodian bank or other nominees to notify you of the rights offering. As described in this prospectus supplement, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. You should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner’s Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.
How Foreign Shareholders Can Exercise Rights
The subscription agent will mail this prospectus supplement, the accompanying prospectus and the rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. See “The Rights Offering — Foreign Shareholders.”

Possible Restrictions on Exercise by Shareholders Residing in Certain States
We will not issue shares to any shareholder who is required to obtain prior clearance or approval from, or submit a notice to, any state or federal regulatory authority to acquire, own or control such shares if we determine that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.
Material U.S. Federal Income Tax Consequences
It is intended that a U.S. holder generally should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” beginning on page S-28. You should consult your tax advisor as to the particular consequences to you of the rights offering.
Issuance of our Ordinary Shares
If you purchase shares through the rights offering, we will issue the underlying shares to you as soon as practicable after the completion of the rights offering.
Conditions
The completion of the rights offering is not subject to the satisfaction of any conditions. However, we reserve the right to amend, cancel, terminate or otherwise modify the rights offering at any time before completion of the rights offering for any reason. Please see “The Rights Offering — Conditions to the Rights Offering.”
No Recommendation to Rights Holders
An investment in our ordinary shares must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. We and the dealer manager are making no recommendation regarding whether you should exercise your subscription rights.
Use of Proceeds
The net proceeds of the rights offering will be used to pay off outstanding indebtedness owed to certain of our shareholders. These shareholders are also Standby Purchasers. See “Use of Proceeds.”
Dealer Manager
We and Sterne Agee have entered into a Dealer Manager Agreement, dated June 4, 2013, pursuant to which Sterne Agee is acting as dealer manager in connection with this rights offering. See “Plan of Distribution.”
Subscription Agent
Continental Stock Transfer & Trust Company.
Information Agent
Georgeson Inc.
Risk Factors
Before investing in our ordinary shares, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-13 of this prospectus supplement, page 7 of the accompanying prospectus, as well as the risk factors set forth in our Annual Report on Form 20-F filed on April 5, 2013, and all other information appearing elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Nasdaq Global Market Trading Symbol
Our ordinary shares trade on the Nasdaq Global Market under the trading symbol “AERL”. The subscription rights have been approved for listing and currently trade on the Nasdaq Global Market under the symbol “AERLR” and will continue to trade until June 21, 2013; however, we cannot assure you that a market for the rights will develop.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:	What is a rights offering?
A:	A rights offering is an opportunity for you to purchase additional ordinary shares at a fixed price and in an amount at least proportional to your existing interest in the Company, enabling you to maintain or possibly increase your current percentage ownership of the Company.
Q:	Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?
A:	The purpose of this rights offering is to raise equity capital in a cost-effective manner that allows all shareholders to participate. The net proceeds of the rights offering will be used to pay off outstanding indebtedness owed to certain of our shareholders. These shareholders are also Standby Purchasers. See “Use of Proceeds.”
Q:	Am I required to exercise all of the subscription rights I receive in the rights offering?
A:	No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.
Q:	What is the subscription right?
A:	Each subscription right evidences a right to purchase one ordinary share at a subscription price of $3.00 per share. You will receive one subscription right for each two ordinary shares you owned on June 3, 2013.

In order to properly exercise your subscription right, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder related to your subscription right prior to the expiration of the rights offering. If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or “DTC,” DTC will issue a number of subscription rights to which you are entitled to your nominee for each ordinary share you own on the record date.

Q:	How was the $3.00 per share subscription price established?
A:	The subscription price was determined by a pricing committee appointed by our board of directors. In determining the subscription price for the rights, the pricing committee considered, among other things, the likely cost and relative difficulty of obtaining capital from other sources, the size and timing of the rights offering, the price at which our shareholders might be willing to participate in the rights offering, and current and historical trading prices of our ordinary shares, including the volume weighted average price over various time periods. The pricing committee also received and considered an analysis from the dealer manager concerning prior rights offerings of similar sizes by other companies and the range of discounts that the subscription prices represented to then prevailing and historical trading prices for those offerings. See “The Rights Offering — Subscription Price.”
Q:	What agreements do we have with the Standby Purchasers and will the Standby Purchasers receive any compensation for its commitment?
A:	We have entered into a standby purchase agreement with the Standby Purchasers, whereby the Standby Purchasers have agreed to purchase from us a number of ordinary shares having a value equal to the aggregate subscription price we would have received with respect to the shares underlying all rights not exercised by all holders in the rights offering, upon the same terms as the other holders, except the subscription price for such shares with respect to purchases made by Messrs. Lam Man Pou and Vong Hon Kun will be $4.50 per share. The Standby Purchasers have agreed not to exercise any rights granted to them in this rights offering. Messrs. Lam and Vong have also agreed not to sell, assign or transfer the ordinary shares purchased pursuant to the standby purchase agreement for a period of two years following the purchase date without our prior written consent. The net proceeds of the rights offering and the standby purchase will be used to repay in full outstanding indebtedness owed to Messrs. Lam and Vong. Consummation of the standby purchase is subject to usual and customary closing conditions.
Q:	Who will receive subscription rights?
A:	Holders of our ordinary shares, including affiliates of the Company, will receive one transferable subscription right for each two ordinary shares owned as of June 3, 2013, the record date. To the extent that an affiliate of the Company acquires ordinary shares upon the exercise of a right, the resale of such ordinary shares can only be made if the Company has an effective registration statement relating to such resale or by an exemption from the registration requirements (e.g., Rule 144).
Q:	How many shares may I purchase if I exercise my subscription rights?
A:	You will receive one transferable subscription right for each two of our ordinary shares that you owned on June 3, 2013, the record date. Each subscription right evidences a right to purchase one ordinary share at a subscription price of $3.00 per share. You may exercise any number of your subscription rights.
Q:	What happens if I choose not to exercise my subscription rights?
A:	If you choose not to exercise your subscription rights you will retain your current number of ordinary shares of the Company. Shareholders who do not exercise in full their subscription rights granted in the rights offering will own a smaller percentage of the total shares outstanding if and to the extent other shareholders fully exercise their subscription rights. Your subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., New York City time, on June 21, 2013, the expiration date.
Q:	Does the Company need to achieve a certain participation level in order to complete the rights offering?
A:	No. We may choose to consummate, amend, extend or terminate the rights offering regardless of the number of subscription rights exercised by holders.
Q:	Can the Company terminate the rights offering?
A:	Yes. Our board of directors may decide to terminate the rights offering at any time prior to the expiration of the rights offering, for any reason. If we cancel the rights offering, any money received from subscribing holders will be refunded promptly, without interest or a deduction. See “The Rights Offering — Expiration of the Rights Offering and Amendments and Termination.”
Q:	May I transfer my subscription rights if I do not want to purchase any shares?
A:	Yes. Should you choose not to exercise your rights, you may sell, give away or otherwise transfer your rights. If the rights are transferred, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date. The subscription rights have been approved to be listed on the Nasdaq Global Market under the symbol “AERLR” and will continue to trade until June 21, 2013; however, we cannot assure you that a market for the rights will develop.
Q:	When will the rights offering expire?
A:	The subscription rights will expire and will have no value, if not exercised prior thereto, at 5:00 p.m., New York City time, on June 21, 2013. See “The Rights Offering — Expiration of the Rights Offering and Amendments and Termination.” The subscription agent must actually receive all required documents and payments before the expiration date.
Q:	How do I exercise my subscription rights? What forms and payments are required to purchase ordinary shares?
A:	You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together in full with the subscription price for each ordinary share you subscribe for, to the subscription agent on or prior to 5:00 p.m., New York City time, on the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” beginning on page S-20. If you hold ordinary shares through a broker, custodian bank or other nominee, see “The Rights Offering — Beneficial Owners” beginning on page S-21.
Q:	What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?
A:	If you hold our ordinary shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.
Q:	What should I do if I want to participate in the rights offering, but I am a shareholder with a foreign address or a shareholder with an APO or FPO address?
A:	The subscription agent will mail rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.
Q:	Will I be charged a sales commission or a fee if I exercise my subscription rights?
A:	We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.
Q:	Are there any conditions to my right to exercise my subscription rights?
A:	The completion of the rights offering is not subject to the satisfaction of any conditions. However, we reserve the right to amend, cancel, terminate, extend or otherwise modify the rights offering at any time before completion of the rights offering for any reason. Please see “The Rights Offering — Conditions to the Rights Offering.”
Q:	Has the board of directors made a recommendation regarding the rights offering?
A:	Neither we nor the dealer manager nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering all of the information herein, including the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, and of your best interests.
Q:	Have any shareholders indicated they will exercise their rights?
A:	No.
Q.	Have any directors or officers indicated they will exercise their rights?
A.	Although our directors and officers have not indicated whether or not they will exercise their rights in this rights offering, directors and officers may exercise the rights granted pursuant to this rights offering.
Q:	Is exercising my subscription rights risky?
A:	The exercise of your subscription rights involves significant risks. Exercising your rights means buying additional ordinary shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” section of this prospectus supplement and the accompanying prospectus.

Q:	How many ordinary shares will be outstanding after the rights offering?
A:	The number of ordinary shares that will be outstanding after the rights offering will depend on the number of shares that are purchased in the rights offering. If we sell all of the shares possible underlying the rights being offered and pursuant to the standby purchase, then we will issue approximately 20,143,117 ordinary shares. In that case, we will have approximately 60,594,281 ordinary shares outstanding after the rights offering. This would represent an increase of approximately 33% in the number of currently outstanding ordinary shares.
Q:	What will be the proceeds of the rights offering and the standby purchase?
A:	We expect to receive gross proceeds of $63.5 million from the rights offering and the standby purchase. Although we are only issuing 20,225,582 rights in this rights offering (for total gross proceeds of approximately $60.7 million if all of the rights were exercised), as a result of (i) the Standby Purchasers having agreed with us not to exercise any rights issued to them in this rights offering, and (ii) certain Standby Purchasers agreeing to purchase 34% of the shares sold to them pursuant to the standby purchase at a price of $4.50 per share, the total gross proceeds of this rights offering and the standby purchase is expected to be $63.5 million. In addition, although we are offering shares in the rights offering with no minimum purchase requirement, the Standby Purchasers have agreed to purchase from us a number ordinary shares having a value equal to the aggregate subscription price we would have received with respect to the shares underlying all rights not exercised by all holders in the rights offering, upon the same terms as the other holders, except the subscription price for such shares with respect to purchases made by Messrs. Lam Man Pou and Vong Hon Kun will be $4.50 per share, pursuant to the standby purchase agreement.
Q:	After I exercise my rights, can I change my mind and change or cancel my purchase?
A:	No. Once you exercise and send in your subscription rights certificate and payment you cannot revoke, change or cancel the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable and even if the market price of our ordinary shares falls below the $3.00 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional ordinary shares at a price of $3.00 per share. See “The Rights Offering — No Revocation or Change.”
Q:	What are the material U.S. federal income tax consequences of exercising my subscription rights?
A:	It is intended that a U.S. holder generally should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.” You should consult your tax advisor as to the particular consequences to you of the rights offering.
Q:	If the rights offering is not completed, for any reason, will my subscription payment be refunded to me?
A:	Yes. If the rights offering is not completed, for any reason, any money received from subscribing shareholders will be refunded promptly, without interest or deduction.
Q:	If I exercise my subscription rights, when will I receive ordinary shares I purchased in the rights offering?
A:	If you hold shares in certificated form, we will issue certificates representing your ordinary shares, or, if you hold your shares in electronic form, we will credit your account at your broker, custodian bank or other nominee with ordinary shares, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Continental Stock Transfer & Trust Company, that you purchased pursuant to your subscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”
Q:	To whom should I send my forms and payment?
A:	If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, rights certificate and payment to that record holder. If you are the record holder of your shares, then you should send your subscription documents, rights certificate and payment by hand delivery, first class mail or courier service to Continental Stock Transfer & Trust Company, the subscription agent. The address for delivery to the subscription agent is as follows:

If delivering by Hand/Mail/Overnight Courier:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn: Corporate Actions Department
(917) 262-2378

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

Q:	What if I have other questions?
A:	If you have other questions about the rights offering, please contact our information agent, Georgeson Inc., by telephone at (877) 278-4774 (toll free) or (212) 440-9800.

FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, SEE “THE RIGHTS OFFERING” BEGINNING ON PAGE S-17.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider, in addition to the risk factors set forth below:

•	the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus;
•	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2012, on file with the SEC, and the risks described in any Form 20-F or Form 6-K filed with the SEC after the date of this prospectus supplement and prior to the termination of this offering, each of which is incorporated by reference into this prospectus supplement; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Risks Relating to the Rights Offering

A significant number of our shares will be available for future sale which could depress the market price of our ordinary shares.

As of June 3, 2013, an aggregate of 40,451,164 of our ordinary shares were outstanding. Upon exercise of all rights offered hereunder, including the standby purchase, we will have between 59,218,942 and 60,594,281 ordinary shares outstanding.

We may seek to sell additional convertible debt or equity securities to provide the Company with additional capital resources to grow the business and fund its development projects. For this purpose we make seek to sell securities in public or private transactions, which may include underwritten offerings to the public or additional rights offerings to current shareholders. Sales of large amounts of our ordinary shares in the market could adversely affect the market price of our ordinary shares. Moreover, the perceived risk of the potential dilution that would result from the exercise of our outstanding options or warrants could cause shareholders to attempt to sell their shares and investors to “short” the stock. All of these events could have a significant adverse impact on the market price of our ordinary shares and could impair our future ability to raise capital through offerings of our securities in the future at a time and price that we deem appropriate.

The subscription price determined for this offering is not an indication of our value.

The subscription price in the rights offering is equal to $3.00. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price an indication of the value of the Company or our ordinary shares.

You may not revoke your subscription exercise and your purchase of shares in the rights offering may be at a price higher than the market price.

Once you exercise your subscription rights, you may not revoke the exercise. The public trading market price of our ordinary shares may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the market price of our ordinary shares falls below the subscription price, then you will have committed to buy ordinary shares in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell ordinary shares that you purchased in the rights offering at a price equal to or greater than the subscription price. Until certificates are delivered or your account at your broker, custodian bank or other nominee is credited upon expiration of the rights offering, you may not be able to sell the ordinary shares that you purchase in the rights offering. We will issue certificates representing your ordinary shares, or credit your account at your broker, custodian bank or other nominee with ordinary shares, electronically in registered, book-entry form only on our records or on the records of our transfer agent, Continental Stock Transfer & Trust Company, that you purchased pursuant to your subscription rights as soon as practicable after the rights offering has expired and all proration calculations, reductions, and additions contemplated by the terms of the rights offering have been effected.

If the rights offering is not fully subscribed, Messrs. Lam and Vong, along with the other Standby Purchasers, will increase their ownership percentage.

On June 3, 2013, the last practicable date before the filing of this prospectus supplement, Messrs. Lam and Vong, along with the other Standby Purchasers, collectively owned approximately 40.1% of our outstanding ordinary shares. As shareholders as of the record date, Messrs. Lam and Vong will have the right to subscribe for and purchase ordinary shares under the rights offering. In accordance with the proposed standby purchase agreement, Messrs. Lam and Vong, along with the other Standby Purchasers, agreed to purchase from us a number of ordinary shares having a value equal to the aggregate subscription price we would have received with respect to the shares underlying all rights not exercised by all holders in the rights offering. To the extent Messrs. Lam and Vong participate along with the other Standby Purchasers in the rights offering and other shareholders do not, they will increase their percentage of ownership in us.

Because we may terminate the offering at any time prior to the expiration date, your participation in the rights offering is not assured.

We do not intend, but have the right, to terminate the offering at any time prior to the expiration date. If we determine to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing shareholders promptly, without interest or deduction.

You will need to act promptly and to carefully follow the subscription instructions, or your exercise of rights may be rejected.

Shareholders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 pm, New York City time, on June 21, 2013, the expiration date. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration date. We shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You will not receive interest on subscription funds, including any funds ultimately returned to you promptly.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this rights offering. In addition, if we cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

No prior market exists for the subscription rights.

Although we expect the subscription rights will be traded on the Nasdaq Global Market under the symbol “AERLR”, the subscription rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

You may not be able to resell any ordinary shares that you purchase pursuant to the exercise of subscription rights immediately upon expiration of this rights offering or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the ordinary shares purchased by exercising your subscription rights until you (or your broker, custodian bank or other nominee) have received those shares. Also, you will have no rights as a shareholder of the shares you purchased in this rights offering until we issue you such shares. Although we will endeavor to issue the shares as soon as practicable after completion of this rights offering, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. Moreover, whenever you sell your ordinary shares, you may be unable to sell them at a price equal to or greater than the subscription price you paid for such shares.

If you do not fully exercise your subscription right and this rights offering is completed, your interest in us will be significantly diluted. In addition, if you do not exercise your subscription right in full and the subscription price is less than the fair value of our ordinary shares, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

If you do not choose to fully exercise your subscription right, your percentage ownership interest in us will decrease if this rights offering is completed, and if you do not exercise your subscription right at all, your percentage ownership in us could decrease significantly. For example, if you own 1,000,000 ordinary shares before this rights offering, or approximately 2.5% of our ordinary shares, and you do not exercise your subscription rights, then your percentage ownership could be reduced to approximately 1.7%. In addition, if you do not exercise your subscription right in full and the subscription price is less than the fair value of our ordinary shares, you would experience immediate dilution of the value of your shares relative to what your value would have been had our ordinary shares been issued at fair value. This dilution could be substantial.

In the event our proposed acquisition of the VIP gaming room at Level 1 of Le Royal Arc Casino pursuant to the memorandum of understanding entered into on May 16, 2013 is not consummated, the market price of our ordinary shares could decline.

On May 16, 2013, we entered into a non-binding memorandum of understanding pursuant to which we expressed our intention to acquire all of the outstanding interests and operations of the VIP gaming room at Level 1 of Le Royal Arc Casino located in NAPE, Downtown Macau. The transaction is conditioned on satisfaction of due diligence and customary closing conditions. In the event the proposed acquisition with the Seller is not consummated for any reason, including, without limitation, if we are not satisfied with our due diligence investigation or closing conditions are not satisfied, the market price of our ordinary shares could decline. Accordingly, whenever you sell your ordinary shares, you may be unable to sell them at a price equal to or greater than the subscription price you paid for such shares.

USE OF PROCEEDS

The net proceeds of the rights offering and the standby purchase (approximately $61.4 million) will be used to repay in full outstanding indebtedness owed to certain of our shareholders described below and pay the fees and expenses associated with this offering. These shareholders are also Standby Purchasers.

As of December 31, 2009 and through the period prior to the reverse merger on February 2, 2010, the Promoter Companies did not extend credit to junket agents. Previously, the operations of the cage, which is where cash, non-negotiable and cash chips transactions and extension of credit occur, were owned by the individual owners of the Promoter Companies. Subsequent to the acquisition of Asia Gaming & Resort Limited (“AGRL”), a Hong Kong corporation, by AERL, the operations and extension of credit by the cage became controlled by the Company through the Promoter Companies, and Mr. Lam Man Pou and Mr. Vong Hon Kun assigned the assets of the cage to AERL and its subsidiaries as a loan in the amount of $20,220,000 to enable AERL and its subsidiaries to extend credit to the VIP gaming promoters of not less than $45,000,000 on and after March 31, 2010 and until the agreement is terminated. At December 31, 2012, the loan amounted to $62,214,078. On April 18, 2011, to memorialize a portion of such loans, the Company issued an interest-free convertible note for $30 million to each of Mr. Lam Man Pou and Mr. Vong Hon Kun (for an aggregate amount of $60 million). The notes are due on April 18, 2014 and are convertible into our ordinary shares at a price of $20 per share at the option of the holder and callable at our option at a price of $20 per share if the closing price of our ordinary shares for any ten consecutive trading days exceeds $25.

THE RIGHTS OFFERING

Subscription Rights

We are distributing to holders of our ordinary shares on the record date, which is June 3, 2013, at no charge, one transferable subscription right for each two ordinary shares owned as of the record date. As of the record date, an aggregate of 40,451,164 of our ordinary shares were outstanding.

Subscription Rights

The subscription rights are evidenced by transferable rights certificates. Each subscription right entitles the holder to purchase one ordinary share upon delivery of the required subscription documents and payment of the subscription price of $3.00 per share prior to the expiration of the rights offering. You may exercise all or a portion of your subscription right or you may choose not to exercise your rights. In order to properly exercise your subscription right, you must deliver the subscription payment and a properly completed rights certificate, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder.

Only whole subscription rights are exercisable. Fractional subscription rights remaining after aggregating all of the rights distributed to you will be rounded down to the nearest whole number to ensure we do not issue fractional rights or shares in the rights offering. The purpose of such rounding is to save us the expense and inconvenience of issuing fractional subscription rights and shares, and not to give any particular group of shareholders an increased interest in our assets or earnings and profits. Any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable. If you hold shares in certificated form, we will deliver certificates representing our ordinary shares purchased with the subscription right as soon as practicable following the expiration of the rights offering. If you hold your shares electronically, we will credit your account at your broker, custodian bank or other nominee with ordinary shares, electronically in registered, book-entry form only on our records or on the records of our transfer agent as soon as practicable following the expiration of the rights offering.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of ordinary shares, any excess subscription payment received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Expiration of the Rights Offering and Amendments, Termination and Extension

You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on June 21, 2013, the expiration date for the rights offering. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue our ordinary shares to you if the subscription agent receives your rights certificate or payment, after the expiration date, regardless of when you sent the rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the rights offering will be returned promptly to you without interest or deduction to those persons who exercised their subscription.

We have the option to extend this rights offering and the period for exercising your subscription rights for any reason, including if we determine that changes in the market price of our ordinary shares warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering, although we do not presently intend to do so.

Conditions to and Cancellation of the Rights Offering

The completion of the rights offering is not subject to the satisfaction of any conditions. However, we reserve the right to amend, cancel, terminate, extend or otherwise modify the rights offering at any time before completion of the rights offering for any reason. In the event that we terminate the rights offering prior to the expiration date, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be promptly returned, without interest or deduction. See also “— Expiration of the Rights Offering and Amendments and Termination. ”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash prior to 5:00 p.m., New York City time, on June 21, 2013, the expiration date of the rights offering. Rights holders may exercise their rights as follows:

Subscription by Record Holders

Rights holders who are record holders of our ordinary shares may exercise their subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash of the subscription price for each ordinary share for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “— Delivery of Subscription Materials and Payment,” on or prior to the expiration date.

Subscription by Beneficial Owners

Rights holders who are beneficial owners of our ordinary shares and whose shares are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold share certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.

Subscription by DTC Participants

Banks, trust companies, securities dealers and brokers that hold our ordinary shares on the rights offering record date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription rights on the same basis as if the beneficial owners were record holders on the rights offering record date through the Depository Trust Company, or “DTC.” Such holders may exercise these rights through DTC’s PSOP Function on the “agents subscription over PTS” procedure and instruct DTC to charge their applicable DTC account for the subscription payment for the new shares or indicating to DTC that such holder intends to pay for such rights through the delivery to the Company by the holder of an equivalent amount of principal and accrued and unpaid interest of indebtedness owed by the Company to such holder, or a combination thereof, and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date. Except as described under the subsection titled “— Guaranteed Delivery Procedures,” subscriptions accepted by the subscription agent via a Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

Method of Payment

Payments must be made in full in U.S. currency by:

—	cashier’s or certified check drawn on a U.S. bank, payable to “Continental Stock Transfer & Trust Company, as Subscription Agent” for Asia Entertainment & Resources Ltd.;
—	U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent” for Asia Entertainment & Resources Ltd.; or

—	wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent for Asia Entertainment & Resources Ltd., for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase, ABA #021000021, Account # 475-580591 FBO Asia Entertainment & Resources Ltd., with reference to the rights holder’s name.

Except if you follow the guaranteed delivery procedures described below, rights certificates received after 5:00 p.m., New York City time, on June 21, 2013, the expiration date of the rights offering, will not be honored, and we will return your payment to you promptly, without interest or deduction.

The subscription agent will be deemed to receive payment upon:

—	receipt by the subscription agent of any cashier’s check or certified check drawn upon a U.S. bank;
—	receipt by the subscription agent of any U.S. Postal money order; or
—	receipt by the subscription agent of any appropriately executed wire transfer.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “— Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your broker, custodian bank or other nominee, not us or the subscription agent.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.

Unless a rights certificate provides that the ordinary shares are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent. See “— Medallion Guarantee May be Required.”

Payment Adjustments

If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you promptly in cash. You will not receive interest or a deduction on any payments refunded to you under the rights offering.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

—	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or
—	you are an eligible institution.

Subscription Agent

The subscription agent for this rights offering is Continental Stock Transfer & Trust Company. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

Information Agent

The information agent for this rights offering is Georgeson Inc. We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address and telephone number:

480 Washington Boulevard, 26th Floor
Jersey City, New Jersey 07310
(877) 278-4774 (toll free) or (212) 440-9800

Delivery of Subscription Materials and Payment

If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, rights certificate, such other documents requested by your nominee and payment of the subscription price to your broker, custodian bank or other nominee. If you are the record holder of your shares, then you should deliver your subscription rights certificate and payment of the subscription price in cash, as provided in this prospectus supplement or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

If delivering by Hand/Mail/Overnight Courier:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn: Corporate Actions Department
(917) 262-2378

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

You should direct any questions or requests for assistance concerning the method of subscribing for the ordinary shares or for additional copies of this prospectus supplement and the accompanying prospectus to the information agent, whose contact information is provided above.

Guaranteed Delivery Procedures

The subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery. On or prior to the expiration date, the subscription agent must receive payment in full in cash, as provided herein, for all ordinary shares subscribed for through the exercise of the subscription right, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus supplement either by mail or overnight carrier, that specifies the name of the holder of the rights and the number of ordinary shares subscribed for. A member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed subscription rights certificate for all ordinary shares subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the certificates for ordinary shares until it receives the properly completed and duly executed rights certificate within that three-business-day time period.

In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder’s DTC account to the subscription agent’s DTC account, together with payment of the full subscription price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “— Delivery of Subscription Materials and Payment.”

Escrow Arrangements

The subscription agent will hold funds received in payment of the subscription price or evidence of our indebtedness in a segregated account until the rights offering is completed or withdrawn and terminated.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities who holds ordinary shares for the account of others as of the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold our ordinary shares for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our ordinary shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the information agent to request a copy.

Beneficial Owners

If you are a beneficial owner of our ordinary shares or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our ordinary shares directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your broker, custodian bank or other nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive the “Beneficial Owners Election Form” from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Subscription Price

The subscription price was determined by a pricing committee appointed by our board of directors. In determining the subscription price for the rights, the pricing committee considered, among other things, the likely cost and relative difficulty of obtaining capital from other sources, the size and timing of the rights offering, the price at which our shareholders might be willing to participate in the rights offering, and current and historical trading prices of our ordinary shares, including the volume weighted average price over various time periods. The pricing committee also received and considered an analysis from the dealer manager concerning prior rights offerings of similar sizes by other companies and the range of discounts that the subscription prices represented to then prevailing and historical trading prices for those offerings.

The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price as an indication of the value of the Company or our ordinary shares or of our ordinary shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our ordinary shares will trade at or above the subscription price. We also cannot assure you that the market price of our ordinary shares will not decline during or after the rights offering.

We also cannot assure you that you will be able to sell ordinary shares purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our ordinary shares before exercising your subscription rights.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of our ordinary shares to you could be deemed unlawful under applicable law.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke, change or cancel your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional ordinary shares at the subscription price.

Transferability of the Rights

The subscription rights granted to you are transferable and, therefore, may be assigned, gifted, purchased, sold or otherwise transferred to anyone else. If the rights are transferred, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date. The subscription rights have been approved to be listed on the Nasdaq Global Market under the symbol “AERLR” and will continue to trade until June 21, 2013; however, we cannot assure you that a market for the rights will develop.

Rights of Subscribers

You will have no rights as a shareholder with respect to shares you subscribe for in the rights offering until certificates representing ordinary shares are issued to you or your account at your broker, custodian bank or other nominee is credited with such shares. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, payment in cash, as provided in this prospectus supplement, and any other required documents to the subscription agent.

Regulatory Limitation

We will not be required to issue to you ordinary shares pursuant to this rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to purchase, own or control such shares if, at the expiration date of this rights offering, you have not obtained such clearance or approval.

Foreign Shareholders

The subscription agent will mail this prospectus supplement, the accompanying prospectus and rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.

Standby Purchase Agreement

We have entered into a standby purchase agreement with certain persons, including Lam Man Pou, our chairman, Vong Hon Kun, our chief operating officer, Lam Chou In, Zheng An Ting, So Kam Tai, Au Chun Yin, Chan Fok Hoi, Chan Kai Ian, Sin Kam Chan, Leong Wai Meng and Cheung Mee Mo (the “Standby Purchasers”). Messrs. Lam and Vong,, along with the other Standby Purchasers, collectively own 16,580,622 of our ordinary shares, representing approximately 40.1% of our outstanding ordinary shares as of the date hereof. The following description summarizes the material terms of the standby purchase agreement. The standby purchase agreement is filed as an exhibit to our Form 6-K filed with the SEC on June 4, 2013. We urge you to carefully read the entire document.

Pursuant to the standby purchase agreement, the Standby Purchasers agreed to purchase from us a number of ordinary shares having a value equal to the aggregate subscription price we would have received with respect to the shares underlying all rights not exercised by all holders in the rights offering upon the same terms as the other holders, except the subscription price for such shares with respect to purchases made by Messrs. Lam Man Pou and Vong Hon Kun will be $4.50 per share. The Standby Purchasers have agreed not to exercise any rights granted to them in this rights offering. Messrs. Lam and Vong have also agreed not to sell, assign or transfer the ordinary shares purchased pursuant to the standby purchase agreement for a period of two years following the purchase date without our prior written consent.

The obligations of the Standby Purchasers to consummate the transactions contemplated by the standby purchase agreement is subject to satisfaction or waiver of the following conditions:

—	The representations and warranties of the Company in the standby purchase agreement are true and correct as of the date of the standby purchase agreement and as of the closing date of the transaction contemplated by the standby purchase agreement and the Company shall have performed all of its obligations under the standby purchase agreement;
—	Subsequent to the execution and delivery of the standby purchase agreement and prior to the closing date, there must not have been any material adverse effect on the Company (as defined in the agreement) nor shall there have occurred any breach of any covenant of the Company set forth in the standby purchase agreement;
—	As of the closing date, trading in our ordinary shares shall not have been suspended by the Securities and Exchange Commission or The Nasdaq Global Market;
—	Trading in securities generally on the Nasdaq Global Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Global Market; and
—	The Company and each Standby Purchaser shall have obtained any required federal, state and regulatory approvals for the rights offering and standby purchase on conditions reasonably satisfactory to the Standby Purchasers.

Under the standby purchase agreement a “material adverse effect” means the occurrence, either individually or in the aggregate, of any material adverse effect on the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and of its subsidiaries taken as a whole.

The obligations of the Company and the Standby Purchasers to consummate the transactions contemplated by the standby purchase agreement is subject to satisfaction or waiver of the following conditions:

—	No judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the rights offering, the standby purchase or the material transactions contemplated by the standby purchase agreement;
—	No stop order suspending the effectiveness of the registration statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and any request of the SEC for inclusion of additional information in the registration statement or otherwise shall have been complied with; and
—	The shares issued in the rights offering and the standby purchase shall have been authorized for listing on the Nasdaq Global Market prior to the issuance of such shares.

The standby purchase agreement may be terminated at any time prior to the closing date by the Standby Purchasers if (i) any condition to the obligations of the Standby Purchasers is not satisfied, or because of any refusal, inability or failure of the Company to perform any agreement in, or comply with any provision of, the standby purchase agreement other than by reason of a default by the Standby Purchasers, (ii) the rights offering shall have been cancelled, terminated or withdrawn on or prior to the closing date or (iii) if the rights offering shall not have been consummated on or before June 30, 2013, unless the failure of the closing to occur by such date shall be due to a default by the Standby Purchasers.

The standby purchase agreement may be terminated by the Company or by the Standby Purchasers by written notice to the other party:

—	At any time prior to the closing date, if there is a material breach of the standby purchase agreement by the other party that is not cured within 10 days after the non-breaching party has delivered written notice to the breaching party of the breach; and
—	If consummation of the standby purchase is prohibited by law, rule or regulation.

The standby purchase agreement may be terminated by the Company in the event it determines that it is not in the best interests of the Company and its shareholders to go forward with the rights offering.

No Recommendation

An investment in our ordinary shares must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. Neither we nor our board of directors nor the dealer manager is making any recommendation regarding whether you should exercise your subscription rights.

Ordinary Shares Outstanding After the Rights Offering

Based on the 40,451,164 of our ordinary shares currently outstanding, and the potential that we may issue as many as 20,143,117 shares pursuant to this rights offering and the standby purchase, up to 60,594,281 of our ordinary shares may be issued and outstanding following the rights offering, which represents an increase in the number of currently outstanding ordinary shares of approximately 33%.

Fees and Expenses

Neither we nor the subscription agent will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Other Matters

We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any ordinary shares from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this rights offering.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the information agent at the address and telephone number set forth above under “— Information Agent.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2013:

•	on an actual basis; and
•	on an as adjusted basis to give effect to (i) the sale of ordinary shares underlying the subscription rights and sold pursuant to the standby purchase obligation assuming that 40% of the rights remain unexercised and 100% of the rights remain unexercised, and (ii) the application of net proceeds as described in “Use of Proceeds.”

The information below is not necessarily indicative of what our capitalization would have been had these transactions been completed on March 31, 2013. As-adjusted balances are subject to change based upon final participation in the rights offering. This table should be read in conjunction with our consolidated financial statements and the related notes thereto included in each of our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 and our Report of Foreign Private Issuer on Form 6-K relating to the quarter ended March 31, 2013, which are incorporated by reference herein. The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

	Actual	As Adjusted
		40% Unexercised	100% Unexercised
Cash and cash equivalents	24,038,336	24,472,570	24,472,570
Line of Credit Payable	66,594,533	66,594,533	66,594,533
Shareholder Loans (current portion)(1)	958,266	0	0
Shareholder Loans (long term portion)(2)	60,000,000	0	0
Total Debt	127,552,799	66,594,533	66,594,533
Shareholders’ equity:
Ordinary Shares, $0.0001 par value Authorized 200,000,000 shares; Actual 40,451,164 shares, As Adjusted 40% Unexercised 60,594,281 shares, and As Adjusted 100% Unexercised 59,218,942 shares	4,045	6,059	5,922
Additional paid in capital	66,942,083	128,332,569	128,332,706
Retained Earnings	152,781,965	152,781,965	152,781,965
Accumulated Comprehensive Income (Loss)	190,802	190,802	190,802
Total shareholders’ equity	219,918,895	281,311,395	281,311,395
Total capitalization and indebtedness	347,471,694	347,905,928	347,905,928

(1)	Shareholder loan, current portion is unsecured and non-interest bearing and due on demand.
(2)	Shareholder loan, long term portion is fixed, non-interest bearing and due on April 18, 2014. The loans are convertible at the option of the lenders at a rate of $20 per ordinary share or an aggregate of 3,000,000 ordinary shares. Additionally, should the closing price of the ordinary shares as reported by the Nasdaq Stock Market for any ten (10) consecutive trading days equals or exceeds $25, the Company shall have the right to convert all of the loans at a rate of $20 per ordinary shares, or an aggregate of 3,000,000 ordinary shares.

MARKET PRICE OF AND DIVIDENDS ON OUR ORDINARY SHARES

Market Information

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “AERL.” The number of ordinary shares issued and outstanding as of June 3, 2013 was 40,451,164. The closing price per share of our ordinary shares on June 3, 2013, the last full trading day prior to the date of this prospectus supplement, was $4.20. The following table sets forth the high and low intraday sale prices for our ordinary shares for the periods indicated, as reported by the Nasdaq Global Market.

	High	Low
Year ended December 31, 2011
First Quarter	$12.41	$8.32
Second Quarter	$10.75	$5.50
Third Quarter	$10.87	$5.39
Fourth Quarter	$7.49	$4.72
Year ended December 31, 2012
First Quarter	$7.24	$5.47
Second Quarter	$6.80	$3.66
Third Quarter	$4.45	$2.40
Fourth Quarter	$4.37	$2.70
Year ended December 31, 2013
First Quarter	$5.00	$2.98
Second Quarter (through (June 3, 2013)	$5.18	$3.90

Holders

According to Continental Stock Transfer & Trust Company, there were approximately 33 holders of record of our ordinary shares at May 30, 2013.

Dividends

The Company’s board of directors authorized a regular semi-annual cash dividend of $0.12 per outstanding ordinary share each year after the release of the Company’s financial results for the six months ending June 30, and, for each year after the release of the Company’s year-end financial results, an amount per outstanding ordinary share equal to (i) 15% of the Company’s non-GAAP net income for the most recently completed fiscal year less the amount paid pursuant to the immediately previous six-month dividend, divided by (ii) the number of ordinary shares outstanding on the record date for such dividend. The aggregate cash dividend paid after the Company’s release of the December 31, 2012 financial results was $4,142,199.17.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of June 3, 2013 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our current executive officers and directors; and
•	all of our current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. Our major shareholders do not have different voting rights than our non-majority shareholders. Percentages of ownership are based on 40,451,164 ordinary shares outstanding as of June 3, 2013. Ordinary shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Chien Lee(1)	1,957,382	(2)	4.8%
Sylvia Lee(1)	1,957,382	(2)	4.8%
Vong Hon Kun(3)	6,620,242		16.4%
Lam Chou In(3)	5,018,135		12.4%
Lam Man Pou(3)	4,942,245		12.2%
Chui Vai Hou, George(3)	5,164		*
James R. Preissler(4)	305,557		*
Leong Siak Hung(5)	873,078		2.2%
Li Chun Ming, Raymond(3)	5,790		*
Peter Li	168		*
Joao Manuel Santos Ferreira(3)	5,164		*
Yeung Lun, Allan(3)	5,164		*
All of our directors and executive officers as a group (10 individuals)	14,795,844		36.6%

*	Less than 1%.
(1)	The business address of Mr. and Mrs. Lee is 4100 N.E. Second Avenue, Suite 318, Miami, Florida 33137.
(2)	Represents 103,700 ordinary shares owned jointly by Mr. and Mrs. Lee, 5,790 ordinary shares owned by Mrs. Lee and 1,847,892 ordinary shares held by CS Capital USA, LLC, an affiliate of Mr. and Mrs. Lee.
(3)	Each of these persons maintains a business address at Unit 1004 East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.
(4)	The business address of James R. Preissler is 50 Old Route 25A, Fort Salonga, NY 11768.
(5)	867,288 of such shares are held by Legend Global International Limited, of which Leong Siak Hung, director, has sole voting and dispositive power over the shares owned by it, which shares constitute all of the shares beneficially owned by Mr. Leong. The business address of Legend Global International Limited is Flat G, 37/F, Block 3, Island Harbourview, Tai Kok Tsui, Kowloon, Hong Kong.

As of May 30, 2013, we believe that 10 holders of record of approximately 48% of our outstanding ordinary shares reside in the United States.

We are not aware of any arrangements that may, at a subsequent date, result in a change of control of our company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion sets forth the material U.S. federal income tax consequences of the rights offering to holders of our ordinary shares. This discussion assumes that the holders of our ordinary shares hold such ordinary shares and will hold the rights as capital assets, and we will not be treated as a passive foreign investment company with respect to any such holders, for U.S. federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following discussion does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations, applies only to holders that are U.S. holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders that may be subject to special tax treatment under the Code, including, without limitation, dealers in securities or foreign currency, traders in securities that elect to mark their positions to market, non-U.S. holders (as defined below), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, or partnerships, or holders that hold our ordinary shares as part of a hedge, straddle, conversion or other risk reduction transaction, holders whose functional currency is not the U.S. dollar or holders that acquired our ordinary shares pursuant to the exercise of compensatory stock options or otherwise as compensation.

As used in this discussion, the term “U.S. holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our ordinary shares (other than an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not described as a U.S. holder.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder of our ordinary shares that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners.

This discussion is not intended to constitute a complete analysis with respect to any particular holder of all tax consequences relating to the receipt, exercise, disposition and expiration of the subscription rights and does not discuss the tax consequences of the ownership and disposition of our ordinary shares with respect to that holder. The following discussion does not address the tax consequences of the rights offering or the related share issuance under estate, gift, foreign, state, or local tax laws. Furthermore, it does not address the Medicare tax on net investment income. ACCORDINGLY, EACH HOLDER OF OUR ORDINARY SHARES SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

The receipt and exercise of the subscription rights distributed in this rights offering is intended to be nontaxable to U.S. holders. If, however, this rights offering does not qualify as nontaxable, U.S. holders would be treated as receiving a taxable distribution equal to the fair market value of the subscription rights on their distribution date. The distribution would be taxed as a dividend to the extent made out of our current or accumulated earnings and profits. Any excess would be treated first as a return of the holder’s basis (investment) in such holder’s ordinary shares and then as a capital gain. The following summary assumes that U.S. holders will qualify for such nontaxable treatment. However, there can be no assurance that the Internal Revenue Service will take a similar view or would agree with the tax consequences described below. We have not sought, and will not seek, a ruling from the Internal Revenue Service or an opinion of counsel regarding the U.S. federal income tax consequences of the rights offering or the related share issuance.

The U.S. federal income tax consequences to a U.S. holder of our ordinary shares of the receipt, exercise, disposition and expiration of subscription rights under the rights offering will be as follows:

•	A holder generally should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering.
•	A holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the ordinary shares owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the ordinary shares with respect to which the subscription rights are received or (ii) the holder elects, in a statement included with its timely filed U.S. federal income tax return (including extensions) for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such ordinary shares to the subscription rights, then the holder’s tax basis in the ordinary shares with respect to which the subscription rights are received will be allocated between the ordinary shares and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. Such an election is irrevocable. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the ordinary shares owned by such holder at the time the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate part of its adjusted tax basis in the ordinary shares owned by such holder to the subscription rights in the manner described in the previous sentence.
•	A holder’s holding period with respect to the subscription rights generally will include its holding period for the ordinary shares with respect to which the subscription rights were distributed.
•	A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis in the ordinary shares owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such ordinary shares immediately before the receipt of the subscription rights in the rights offering.
•	A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the ordinary shares acquired through exercise of the subscription rights will equal the sum of the subscription price for the ordinary shares and the holder’s tax basis, if any, in the rights as described above. The holding period for the ordinary shares acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.
•	Upon a sale or other taxable disposition of the subscription rights received in the rights offering prior to the expiration date, a holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the subscription rights (as determined above). The regular U.S. federal income tax rate on capital gains recognized by holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate holders are generally subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long-term capital gain or loss if the holder’s holding period for the subscription rights exceeds one year. The deductibility of capital losses is subject to various limitations.

PLAN OF DISTRIBUTION

The rights and underlying ordinary shares offered pursuant to this rights offering are being offered by us directly to all holders of our ordinary shares. We intend to distribute subscription rights certificates, copies of this prospectus supplement and the accompanying prospectus, and certain other relevant documents to those persons that were holders of our ordinary shares at 5:00, p.m., New York City time, on June 3, 2013, the record date for this rights offering.

We have retained Sterne Agee to act as dealer manager in connection with this rights offering. Sterne Agee will provide corporate finance advisory services to us in connection with this rights offering and facilitate meetings with the holders of our ordinary shares. Sterne Agee has no obligation to purchase, or procure purchases for, subscription rights or our ordinary shares offered hereby and is not acting as an underwriter in this rights offering.

We have agreed to pay Sterne Agee a fee equal to 2.5% of the gross proceeds received in connection with this rights offering and the standby purchase upon successful completion of this rights offering, and to reimburse Sterne Agee for its out-of-pocket expenses incurred in connection with this rights offering whether or not this rights offering is completed. In addition, we have agreed to indemnify Sterne Agee with respect to certain liabilities, including liabilities under the federal securities laws.

Sterne Agee has not prepared any report or opinion constituting a recommendation or advice to us or to our shareholders in connection with this rights offering, nor has Sterne Agee prepared an opinion as to the fairness of the subscription price or the terms of this rights offering. Sterne Agee expresses no opinion and makes no recommendation to the holders of our ordinary shares as to the purchase by any person of any of our ordinary shares. Sterne Agee also expresses no opinion as to the prices at which shares to be distributed in connection with this rights offering may trade if and when they are issued or at any future time.

Other than Sterne Agee, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Continental Stock Transfer & Trust Company is acting as the subscription agent and Georgeson Inc. is acting as the information agent for this rights offering. We have also agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with this rights offering. We have also agreed to indemnify the subscription agent and information agent against certain liabilities in connection with this rights offering.

Sterne Agee and its affiliates have from time to time performed, and may in the future perform, various brokerage services and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with this rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with this rights offering and the standby purchase will be approximately $520,000 (excluding fees payable to the dealer manager) and $2,107,500 (including fees payable to the dealer manager).

LEGAL MATTERS

Loeb & Loeb LLP, 345 Park Ave., New York NY 10154, acts as our United States counsel. Maples and Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, acts as our Cayman Islands counsel and has passed upon the validity of the rights and ordinary shares offered by the prospectus supplement. The dealer manager has been represented by Milbank, Tweed, Hadley & McCloy LLP.

EXPERTS

The audited consolidated financial statements of Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) as of December 31, 2010, 2011 and 2012 and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended included in this prospectus supplement and the accompanying prospectus have been so included in the reliance on a report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus supplement “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of the rights offering:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 5, 2013;
•	our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on May 23, 2013;
•	the description of our ordinary shares contained in our Post-Effective Amendment on Form F-3 to Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on May 31, 2011 (Registration No. 333-166860) under the heading “Description of Securities” and any amendment or reports filed for the purpose of updating such description;
•	any Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and
•	any Report of Foreign Private Issuer on Form 6-K submitted to the SEC after the date of this prospectus supplement and prior to the termination of this offering of securities, but only to the extent that the applicable report expressly states that we incorporate them by reference in this prospectus supplement.

Each person, including any beneficial owner, to whom a prospectus supplement is delivered may obtain a copy of any of our SEC filings incorporated by reference herein (including any exhibits specifically incorporated by reference therein) without charge by written or oral request directed to Raymond Li Chun Ming, Chief Financial Officer; Unit 605, East Town Building; 16 Fenwick Street; Wanchai, Hong Kong. The telephone number at our executive office is 852-2110-9133.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus supplement. This prospectus supplement, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. We are subject to certain of the reporting requirements of the Exchange Act and we will file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Issuers on Form 6-K.

PROSPECTUS

$150,000,000

ASIA ENTERTAINMENT & RESOURCES LTD.

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

7,800,400 Ordinary Shares For Resale Offered by
the Selling Shareholders Named Herein

We may offer ordinary shares, par value $0.0001 per share, preferred shares, par value $0.0001 per share, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $150,000,000. The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus also relates to 7,800,400 of our ordinary shares that may be sold from time to time by the selling shareholders named herein (the “Selling Shareholders”). The ordinary shares are being registered to permit the Selling Shareholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions. We will not receive any proceeds from the sale of such ordinary shares under this prospectus. We do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “AERL”. The closing price of our ordinary shares on Nasdaq on December 28, 2012 was $2.85 per share. You are urged to obtain current market quotations of our ordinary shares before purchasing any of the shares being offered for sale pursuant to this prospectus.

Our principal offices are located at Unit 605, East Town Building 16 Fenwick Street Wanchai, Hong Kong. Our telephone number at that address is (852) 2110-9133.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS REFERRED TO IN THIS PROSPECTUS ON PAGE 7 AND IN THE APPLICABLE SUPPLEMENT TO THIS PROSPECTUS BEFORE INVESTING IN ANY SECURITIES THAT MAY BE OFFERED.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 27, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus and the Selling Shareholders named herein may offer and sell up to 7,800,400 of our ordinary shares owned by such Selling Shareholders under this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our securityholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the potential liquidity and trading of our public securities;
•	general economic, market and business conditions of Hong Kong, China and Macau (and to a certain extent, of the world);
•	the commercial performance of our gaming operations;
•	changes or volatility in foreign exchange rates, equity prices or other rates or prices;
•	the effects of competition in the gaming industry on the demand for and net-win of our table games;
•	various business opportunities that the management may pursue;
•	changes in the regulatory policies in relation to the gaming industry in Macau;
•	certain statements in the financial statements and other financial information included in this prospectus are forward-looking statements;
•	our projected operating results;
•	our understanding of our competition; and
•	market trends in our industry or the general economy.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Before investing in any of our securities, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering and before making an investment decision, you should read the entire prospectus carefully, including the risk factors referred to in this prospectus on page 7 and in the applicable supplement to this prospectus, as well as the risk factors set forth in our Annual Report on Form 20-F filed on March 16, 2012 and the financial statements incorporated into this prospectus by reference. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “AERL” or “the Company” refer to Asia Entertainment & Resources Ltd., including our direct and indirect subsidiaries and VIP gaming promoters with whom our direct and indirect subsidiaries are affiliated;
•	references to “VIP gaming promoters” refer to companies engaged in the business of promoting VIP gaming rooms in casinos;
•	references to “Promoter Companies” or “AERL’s VIP gaming promoters” refer to those VIP gaming promoters and predecessors that are affiliated with Asia Gaming & Resort Limited and its subsidiaries and whose operations are included in the financial statements included in this prospectus; and
•	references to “$” refer to the legal currency of the United States.

Overview

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted company that operates, through its subsidiaries and related VIP gaming promoter companies, four VIP gaming rooms in Macau (including the recently acquired Bao Li Gaming Promotion Limited (“Bao Li Gaming”) VIP gaming room on the Cotai strip in Macau). VIP gaming rooms are well appointed suites generally located within a large casino that provide luxury accommodations and privacy exclusively for gambling by high-tier gaming patrons. VIP gaming patrons are typically high-stakes gaming patrons who play VIP baccarat almost exclusively in dedicated VIP gaming rooms or designated casino areas. We generate revenue by receiving a percentage of net gaming wins. Prior to September 1, 2012, we generated revenue by receiving a commission of 1.25% Rolling Chip Turnover.

Macau is a part of the territory of the People’s Republic of China, located on China’s southeast coast to the west of the Pearl River delta. The Macau Special Administrative Region (the “MSAR”) was established on December 20, 1999, after Macau was administered by Portugal for more than 400 years. Macau consists of the Macau peninsula and the islands of Taipa and Coloane. Three bridges link the peninsula to Taipa while the two islands are connected by the land reclamation area known as Cotai.

The gaming industry and tourism comprise the largest components of, and are the major growth drivers of Macau’s economy. The gaming industry is the most important contributor to the economy, with almost 40.9% of Macau’s gross domestic product in 2010, 82.3% of Macau’s public revenues in 2011 and 91.8% of public revenues in the first 10 months of 2012 being derived from gaming and gaming-related industries. The sector contributed $11.03 billion in direct tax to the MSAR in the first ten months of 2012, up 15.6% when compared to the same period in 2011.

Although Macau was affected by the 1997 Asian financial crisis, the global financial downturn in 2001 and the impact of SARS in 2003, the economy rebounded and the Gross Domestic Product (“GDP”) grew at an annual growth rate of 27.3% in 2004, 6.9% in 2005, 16.5% in 2006, 26.0% in 2007 and 12.9% in 2008. Due, in part, to the impact of the global financial crisis of 2008 and a resulting slow-down in the Chinese economy, for 2009, Macau’s GDP recorded negative growth for the first two quarters. However, Macau’s GDP returned to positive growth in the third quarter and ended up 1.3% year-over-year. We believe that this growth was largely driven by the liberalization of Macau’s gaming industry, the significant investments associated with the expansion and development of the gaming industry, a rapid rise in the number of visitors from mainland China and an increase in Macau’s spending on public infrastructure projects. GDP was $27.2 billion and $34.1 billion for 2010 and for 2011, respectively, and the GDP real growth rate was 27.1% for 2010, 20.7% for 2011 and 18.4%, 7.3%, and 5.1% for the first, second and third quarters of 2012, respectively.

The most material risks to our business are (i) Mainland China’s governmental policies toward Macau, such as its visa policy for Chinese citizens visiting Macau, and (ii) weakness in the global economy or in China’s economy. A continued weakening of the Chinese economy could negatively affect our gaming patrons’ discretionary income, which may in turn reduce the frequency that such patrons visit VIP gaming rooms, or the amount of money that they spend in the VIP gaming rooms. The issuance of ordinary shares to certain of our shareholders as earnout payments will increase the number of shares available for resale, result in dilution and reduced voting power to the current shareholders of the Company and a decrease in the share of any future dividends, and, as a result, could have an adverse effect upon the market price of the ordinary shares.

The Company

We are a Cayman Islands exempted company incorporated on September 24, 2007 under the name “CS China Acquisition Corp.” We were incorporated for the purpose of acquiring an operating business that had its principal operations located in the People’s Republic of China, the Hong Kong Special Administrative Region or the Macau Special Administrative Region. On February 2, 2010, we consummated a business combination pursuant to which we acquired all of the outstanding capital stock of Asia Gaming & Resort Limited (“AGRL”), a Hong Kong corporation incorporated on May 2, 2007. AGRL is an investment holding company of subsidiaries that, through profit interest agreements with affiliated companies known as VIP gaming promoters, are entitled to receive all of the profits of the VIP gaming promoters from VIP gaming rooms operated by them in casinos at major hotels in Macau. As a result of the acquisition, AGRL is now our direct wholly owned subsidiary and its subsidiaries are our indirect wholly owned subsidiaries. We have no operations other than those of AGRL and its subsidiaries. Prior to the acquisition of AGRL, we had no operating business. At the time of the acquisition, we changed our name to “Asia Entertainment & Resources Ltd.”

On November 15, 2010, we consummated the transactions contemplated by that certain Profit Interest Purchase Agreement dated as of November 10, 2010 (the “King’s Gaming Purchase Agreement”) among us, King’s Gaming Promotion Limited (“King’s Gaming”), Mr. Mok Chi Hung and Mr. Wong Hon Meng (collectively, the “King’s Gaming Seller”), who collectively owned 100% of the equity interests of King’s Gaming, pursuant to which the Company acquired 100% of the profit interest in King’s Gaming. Mr. Wong is the brother of Vong Hon Kun, our Chief Operating Officer, and owned 4% of King’s Gaming immediately prior to the acquisition. Pursuant to the King’s Gaming Purchase Agreement, King’s Gaming sold to us the King’s Gaming Profit Interest (as defined below) pursuant to a separate Profit Interest Agreement entered into between King’s Gaming and Billion Boom International Limited, a company incorporated in the British Virgin Islands and our wholly owned subsidiary. The King’s Gaming Profit Interest was assigned to us at the closing as of November 1, 2010. For purposes of the King’s Gaming Purchase Agreement, “King’s Gaming Profit Interest” means the right, title, interest and benefits in and to 100% of the net operating profit generated by King’s Gaming at the VIP gaming room located at the Venetian Macao-Resort-Hotel located in Cotai, Macao.

On September 12, 2012, we consummated the transactions contemplated by that certain Profit Interest Purchase Agreement dated as of September 5, 2012 (the “Bao Li Gaming Purchase Agreement”) among us, Bao Li Gaming, Mr. Lou Kan Kuong and Mr. Lei Kam Keong (collectively, the “Bao Li Gaming Seller”), who collectively owned 100% of the equity interests of Bao Li Gaming, pursuant to which the Company acquired 100% of the profit interest in Bao Li Gaming. Pursuant to the Bao Li Gaming Purchase Agreement, Bao Li Gaming sold to us the Bao Li Gaming Profit Interest (as defined below) pursuant to a separate Profit Interest Agreement entered into between Bao Li Gaming and Jubilee Dynasty Ltd., a company incorporated in the British Virgin Islands and our wholly owned subsidiary. The Bao Li Gaming Profit Interest was assigned to us at the closing as of September 1, 2012. For purposes of the Bao Li Gaming Purchase Agreement, “Bao Li Gaming Profit Interest” means the right, title, interest and benefits in and to 100% of the net operating profit generated by Bao Li Gaming at the VIP gaming room located at the City of Dreams Macau at Crown Towers, City of Dreams, Estrada do Istmo, Cotai, Macau.

Beginning in September 2012, we changed our remuneration model from a fixed commission of 1.25% of Rolling Chip Turnover to a revenue sharing model. Under the revenue sharing model, we share in the gaming wins and losses of the VIP gaming rooms we promote. Our share of the gaming wins and losses ranges from 42.5% to 45% in our four VIP gaming rooms. The decision to change to the revenue sharing model was made as a result of our expansion to four VIP gaming rooms, which enhances our ability to spread the risk of fluctuations surrounding gaming wins and losses. Also in September 2012, we implemented a new program for large VIP agents who do not require credit from us (“non-credit agents”). We now provide these non-credit agents with an option to share in our wins/losses under the revenue sharing model based on their proportionate contribution of total Rolling Chip Turnover. The decision to implement this program for non-credit agents was made in order to reignite growth in Rolling Chip Turnover by attracting more non-credit agents. Even though we no longer use the fixed commission Rolling Chip Turnover operating model, increase in Rolling Chip Turnover should result in higher monthly revenue from casino operators and ultimately allow us to negotiate a higher revenue sharing percentage on the revenue sharing model discussed above. In addition, the increase in Rolling Chip Turnover will help to mitigate the volatility of the revenue sharing model.

Our principal executive offices are located at Unit 605, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong and our telephone number is 852-2110-9133. The address of our registered office is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our registered office provider, Maples Corporate Services Limited, is located at the same address. Our website, which contains additional information about our company, can be accessed at: http://ir.aerlf.com/index.cfm, but that information is not part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $150,000,000 of:

•	ordinary shares;
•	preferred shares;
•	warrants;
•	subscription rights;
•	debt securities; and
•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

The Securities That May Be Offered by the Selling Shareholders

This prospectus may also be used by the Selling Shareholders named herein to offer up to 7,800,400 ordinary shares.

In connection with our acquisition of King’s Gaming, we issued 1,500,000 of our ordinary shares to the King’s Gaming Seller. In addition, we are required to issue to the King’s Gaming Seller (i) up to an aggregate of 1,500,000 Ordinary Shares in the event certain gross profit targets are achieved for each of the three years following the closing date, (ii) up to an aggregate of 700,000 Ordinary Shares in the event certain gross profit targets are achieved for each of the seven years following the third anniversary of the closing date, and (iii) additional Ordinary Shares in the event the gross profit targets for each of the ten years following the closing date are exceeded by at least $1,000,000 (the “King’s Gaming Additional Incentive Shares”). For each $1,000,000 in which the gross profit target for such year is exceeded, 10,000 King’s Gaming Additional Incentive Shares will be issued. The King’s Gaming Seller is not entitled to any King’s Gaming Additional Incentive Shares on a pro rata basis for multiples of less or greater than $1,000,000. King’s Gaming achieved approximately $8.2 million of gross profit for the year ended December 31, 2011, and, accordingly, the King’s Gaming Seller received an aggregate of 520,000 King’s Gaming Earnout Shares and King’s Gaming Additional Incentive Shares. This prospectus provides for the resale of (i) the 1,500,000 shares issued to King’s Gaming Seller, and (ii) of up to 2,500,000 of such additional earnout shares.

In connection with our acquisition of Bao Li Gaming, we are required to issue to the Bao Li Gaming Seller (i) up to 625,000 Ordinary Shares per year in the event Bao Li Gaming achieves a rolling chip turnover of $2.5 billion (the “Base Rolling Chip Turnover Target”) in any of the three years ended December 31, 2013, 2014 and 2015 and (ii) in any of the three years ended December 31, 2013, 2014 and 2015, for each $25,000,000 in which the Base Rolling Chip Turnover Target in any year is exceeded, 6,250 Ordinary Shares, up to a maximum of 625,000 Ordinary Shares in any particular year (the “Bao Li Gaming Additional Earnout Shares”). The Bao Li Gaming Seller is not entitled to any Bao Li Gaming Additional Earnout Shares on a pro rata basis for multiples of less or greater than $25,000,000.

In addition, this prospectus provides for the resale of up to 50,400 ordinary shares issued to certain of our officers and directors under our Asia Entertainment & Resources Ltd. 2011 Omnibus Securities and Incentive Plan (the “2011 Incentive Plan”).

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider, in addition to the risk factors set forth below:

•	the information contained in or incorporated by reference into this prospectus;
•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2011, on file with the SEC, and the risks described in any Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of this offering, each of which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

If the rate of our direct business, as opposed to the business brought to us through junket agents, declines, the amount we pay to junket agents would increase.

When junket agents bring patrons to our VIP gaming rooms, they receive a fee based on the amount of rolling chips played by such patrons in our VIP gaming rooms. We do not pay any fees for patrons who come to our VIP gaming rooms directly. Therefore, if the amount of rolling chip turnover of patrons brought to us by junket agents increases, our net income would decline.

Under the fixed commission remuneration model, if the win rate at one or more of our VIP gaming rooms were above the statistical norm, it could result in a decrease in revenue.

The statistical win rate of patrons at casinos in Macau is between 2.85% and 3.00%. Increases in win rates decreases the amount of time patrons continue to gamble in casinos. Should the win rate of patrons at one or more of our VIP gaming rooms exceed the normal range for a significant period of time, it would be likely to reduce the amount of time our patrons spending gambling and reduce our revenues.

Our recent implementation of a revenue sharing model may result in greater volatility in our revenues and an increased risk of decline in revenues.

Prior to September 1, 2012, we operated our business on a fixed commission remuneration model, which was based on a fixed percentage of Rolling Chip Turnover. On September 1, 2012, we changed our remuneration model to a revenue sharing model for all of our VIP rooms. Because substantially all of our revenues are generated from VIP gaming patrons that typically place large individual wagers, this type of gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a material impact on our revenues and cash flows in a particular quarter. As a consequence, our revenues may experience significant volatility during a particular interim period and may not be indicative of our revenues for a full year. For example, should one or more of our VIP gaming patrons win large sums, our results of operations could be negatively impacted.

RATIO OF EARNINGS TO FIXED CHARGES

We do not have any interest that is expensed or capitalized, amortized premiums, discounts or capitalized expenses related to indebtedness, interest within rental expenses, or preference security dividend requirements of consolidated subsidiaries or other fixed charges.

USE OF PROCEEDS

Unless any applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

We will not receive any portion of the net proceeds by the Selling Shareholders from the sale of their shares.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness at September 30, 2012:

Line of Credit Payable(1)	$54,812,330
Shareholder Loans (current portion)(2)	6,234,512
Total short-term debt	61,046,842
Shareholder Loans (long term portion)(3)	60,000,000
Total long-term debt	60,000,000
Shareholders’ equity
Share capital	4,219
Additional Paid-in Capital	72,875,073
Other Equity	136,185,948
Total shareholders’ equity	209,065,240
Total capitalization and indebtedness	$330,112,082

(1)	The lines of credit are guaranteed by Mr. Lam or Mr. Vong or Mr. Lou and are secured by their personal checks and a deposit paid by Mr. Lam.
(2)	Shareholder loan, current portion is unsecured and non-interest bearing and due on demand.
(3)	Shareholder loan, long term portion is fixed, non-interest bearing and due on April 18, 2014. The loans are convertible at the option of the lenders at a rate of $20 per Ordinary Share or an aggregate of 3,000,000 Ordinary Shares. Additionally, should the closing price of the Ordinary Shares as reported by the Nasdaq Stock Market for any ten (10) consecutive Trading Days following the date of amendment equals or exceeds $25, the Company shall have the right to convert all of the loans at a rate of $20 per Ordinary Shares, or an aggregate of 3,000,000 Ordinary Shares.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Post-Effective Amendment on Form F-3 to Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on June 29, 2010 (Registration No. 333-166860) under the heading “Description of Securities,” which description is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

Our Memorandum and Articles of Association authorizes the issuance of 1,150,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control. Although we do not currently intend to issue any preferred shares, we cannot assure you that it will not do so in the future.

As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.

The material terms of any series of preferred shares that we offer, together with any material Macau, Hong Kong S.A.R. or United States federal income tax considerations relating to such preferred shares, will be described, if applicable, in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;
•	any material Macau, Hong Kong S.A.R. or United States federal income tax consequences;
•	the antidilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;
•	the securities for which such subscription rights are exercisable;
•	the exercise price for such subscription rights;
•	the number of such subscription rights issued to each shareholder;
•	the extent to which such subscription rights are transferable;
•	if applicable, a discussion of the material Macau, Hong Kong S.A.R., or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Macau, Hong Kong S.A.R., or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•	any restrictive covenants or other material terms relating to the offered debt securities;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any terms with respect to subordination;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Macau, Hong Kong S.A.R., or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refunds of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;
•	that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended, (the “Exchange Act”), and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;
•	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;
•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;
•	that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;
•	that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;
•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;
•	that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and
•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
•	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;
•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

The Depository Trust Company (“DTC”) is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation’s (“NSCC”), and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries — either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institutions to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF THE 2011 INCENTIVE PLAN

The purpose of the 2011 Incentive Plan is to assist the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and nonemployee consultants, to the Company and its affiliates, and to align the interests of such employees, nonemployee directors and nonemployee consultants with those of the Company’s shareholders. Awards under the 2011 Incentive Plan are limited in the aggregate to 200,000 ordinary shares.

General Description of the 2011 Incentive Plan

The following is a summary of the material provisions of the 2011 Incentive Plan and is qualified in its entirety by reference to the complete text of the 2011 Incentive Plan, a copy of which is included as an exhibit to this registration statement.

Administration.  The 2011 Incentive Plan is administered by a committee (the “Committee”) designated by the Board of Directors, which shall consist solely of three (3) or more Directors who are each (i) “outside directors” (“Outside Directors”) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors who are not (x) Outside Directors, the authority to grant awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. The Board of Directors has determined that the Company’s Compensation Committee shall act as the Committee to administer the 2011 Incentive Plan. If a member of the Committee shall be eligible to receive an award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Committee has complete discretion, subject to the terms of the 2011 Incentive Plan, to determine the employees, non-employee directors and non-employee consultants to be granted an award under the 2011 Incentive Plan, the type of award to be granted, the number of ordinary shares subject to each award, the exercise price under each option and base price for each SAR (as defined below), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the ordinary shares underlying the award, and the required withholdings, if any. The Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2011 Incentive Plan.

Grant of Awards; Shares Available for Awards.  The 2011 Incentive Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted shares, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted shares or any combination of the foregoing, to key management employees and nonemployee directors of, and nonemployee consultants of, the Company or any of its subsidiaries (each a “participant”) (however, solely employees of the Company or its subsidiaries are eligible for awards which are incentive share options). The Company has reserved a total of 200,000 shares for issuance as or under awards to be made under the 2011 Incentive Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2011 Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2011 Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2011 Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The number of shares for which awards which are options or SARs may be granted to a participant under the 2011 Incentive Plan during any calendar year is limited to 10,000.

Future new hires, non-employee directors and additional non-employee consultants would be eligible to participate in the 2011 Incentive Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

As of December 28, 2012, an aggregate of 50,400 unrestricted ordinary shares have been granted and issued to our current and former directors and officers during 2010 and 2011 for their services during 2010 and 2011, and 149,600 remain available for issuance.

Options.  The term of each option shall be as specified in the option agreement; provided, however, that except for options which are incentive share options (“ISOs”) granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or the parent or a subsidiary of the Company (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant.

The price at which an ordinary share may be purchased upon exercise of an option shall be determined by the Committee; provided, however, that such option price (i) shall not be less than the fair market value of an ordinary Share on the date such option is granted, and (ii) shall be subject to adjustment as provided in the 2011 Incentive Plan. The Committee or the Board of Directors shall determine the time or times at which or the circumstances under which an option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which ordinary shares will be delivered or deemed to be delivered to participants who exercise options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a Share on the date such ISO is granted. The term of an ISO may not exceed 10 years (5 years in the case of an ISO granted to a ten percent shareholder). ISOs may solely be granted to employees. In addition, the aggregate fair market value of the Shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

Restricted Share Awards.  A restricted share award is a grant or sale of ordinary shares to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2011 Incentive Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board of Directors). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards.  Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) ordinary shares which are not subject to restrictions, in consideration for past services rendered thereby to the Company or an affiliate or for other valid consideration.

Restricted Share Units Awards.  The Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of an ordinary share, or one (1) ordinary share, as determined in the sole discretion of the Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards.  The Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards.  The Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to the receipt of ordinary shares pursuant to such holder’s performance share award and the number of ordinary shares subject to such performance share award. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such ordinary shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as a shareholder of the Company until such time, if any, as the holder actually receives ordinary shares pursuant to the performance share award.

Distribution Equivalent Rights.  The Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional ordinary shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or ordinary shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in ordinary shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award, whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights.  A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of ordinary shares subject to the SAR on the date of exercise, over (B) the product of the number of ordinary shares subject to the SAR multiplied by the base value under the SAR, as determined by the Committee or the Board. The base value of a SAR shall not be less than the fair market value of an ordinary share on the date of grant. If the Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Reorganization.  Subject to certain restrictions, the 2011 Incentive Plan provides for the adjustment of ordinary shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of ordinary shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of the ordinary shares or the payment of an ordinary share dividend on ordinary shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of ordinary shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of ordinary shares then covered by such award. The 2011 Incentive Plan also provides for the adjustment of shares underlying awards previously granted by the Board of Directors in the event of changes to the outstanding ordinary shares by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split ups, spin offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award, subject to certain restrictions.

Amendment and Termination.  The 2011 Incentive Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors may terminate the 2011 Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2011 Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the 2011 Incentive Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the ordinary shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the 2011 Incentive Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the 2011 Incentive Plan, materially increase the number of ordinary shares subject to the 2011 Incentive Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain repricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the 2011 Incentive Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to exempt the 2011 Incentive Plan or any Award from Section 409A of the Code).

Certain U.S. Federal Income Tax Consequences of the 2011 Incentive Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law to the Company, were it subject to U.S. federal income taxation, and to participants under the 2011 Incentive Plan who are individual citizens or residents of the United States for U.S. federal income tax purposes (“U.S. participants”) of options, which include ISOs and non-qualified share options, SARs, restricted shares, performance shares, performance units, restricted share units, dividend equivalent rights and unrestricted shares. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of the Company, were it subject to U.S. federal income taxation, to deduct certain compensation for U.S. federal income tax purposes, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act and the exercise of a share option with previously-acquired ordinary shares of the Company. This summary assumes that U.S. participants will hold their ordinary shares as capital assets within the meaning of Section 1221 of the Code. This summary does not address the application of the passive foreign investment company rules of the Code to U.S. participants, which are discussed generally in the Company’s most recent Form 20-F as filed with the Securities and Exchange Commission. In addition, this summary does not address the foreign, state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2011 Incentive Plan or ordinary shares issued pursuant thereto. Participants are urged to consult their own tax advisors concerning the tax consequences to them of an award under the 2011 Incentive Plan or ordinary shares issued pursuant thereto.

A U.S. participant generally does not recognize taxable income upon the grant of an option. Upon the exercise of a non-qualified share option, the participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price therefor, and the Company would be entitled to a deduction for such amount at that time. If the U.S. participant later disposes the ordinary shares acquired under a non-qualified share option, the U.S. participant generally recognizes a long-term or short-term gain or loss, depending upon the period for which the ordinary shares were held thereby. A long-term capital gain generally is subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations. Upon the exercise of an ISO, a U.S. participant generally does not recognize taxable income. If the U.S. participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. participant, the U.S. participant generally recognizes a long-term capital gain or loss, and the Company would not be entitled to a deduction. However, if the U.S. participant disposes of such ordinary shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income, and the Company, were it subject to U.S. federal income taxation, generally would be entitled to deduct such amount.

In addition to the U.S. federal income tax consequences described above, the U.S. participant may be subject to the alternative minimum tax (“AMT”), which is payable to the extent it exceeds the U.S. participant’s regular income tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares for which the ISO is exercised over the exercise price for such ordinary shares is a preference item for purposes of the AMT. In addition, the U.S. participant’s basis in such ordinary shares is increased by such excess for purposes of computing the gain or loss on the disposition of the ordinary shares for AMT purposes. If a U.S. participant is required to pay any AMT, the amount of such tax which is attributable to deferral preferences (including any ISO adjustment) generally may be allowed as a credit against the participant’s regular income tax liability (and, in certain cases, may be refunded to the participant) in subsequent years. To the extent the credit is not used, it may be carried forward.

A U.S. participant who receives a grant of restricted ordinary shares or who purchases restricted ordinary shares, which ordinary shares, in either case, are subject to a substantial risk of forfeiture and certain transfer restrictions, generally does not recognize income on the receipt of the grant or the purchased restricted ordinary shares and generally recognizes ordinary compensation income at the time the restrictions lapse in an amount equal to the excess, if any, of the fair market value of the shares at such time over any amount paid by the U.S. participant for the ordinary shares. Alternatively, the U.S. participant may elect to be taxed upon receipt of the restricted ordinary shares based on the value of the ordinary shares at the time of receipt. The Company generally would be entitled to deduct such amount at the same time as ordinary compensation income is required to be included by the U.S. participant and in the same amount. Dividends received with respect to restricted ordinary shares generally are treated as compensation, unless the U.S. participant elects to be taxed on the receipt (rather than the vesting) of the restricted ordinary shares.

A U.S. participant generally does not recognize income upon the grant of an SAR. The U.S. participant recognizes ordinary compensation income upon the exercise of the SAR equal to the increase in the value of the underlying ordinary shares, and the Company generally would be entitled to a deduction for such amount.

A U.S. participant generally does not recognize income on the receipt of a performance shares award, performance units award, restricted share units award, unrestricted shares award, or dividend equivalent right award until a payment is received under the award. At such time, the U.S. participant recognizes ordinary compensation income equal to the amount of any cash payments and the fair market value of any ordinary shares received, and the Company generally would be entitled to deduct such amount at such time.

Additional Information

Participants may obtain additional information about the 2011 Incentive Plan and its administrators by directing inquiries in writing to Asia Entertainment & Resources Ltd., Compensation Committee, Unit 605, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong.

SELLING SHAREHOLDERS

We are registering ordinary shares issuable to the Selling Shareholders listed below.

On November 10, 2010, the Company entered into the King’s Gaming Purchase Agreement to acquire the right to 100% of the profit derived by King’s Gaming, effective November 1, 2010, from the promotion of the Wenzhou VIP Room at the Venetian Hotel and Casino in Macau for an aggregate amount of (i) up to $36,000,000, of which $9,000,000 was paid at the closing, and (ii) 1,500,000 Ordinary Shares of the Company (the “King’s Gaming Purchase Price”). The balance of up to $27,000,000 of the King’s Gaming Purchase Price will be maintained as working capital at the cage of King’s Gaming (and shall be the sole property of us until paid to the King’s Gaming Seller in accordance with the terms of the King’s Gaming Purchase Agreement) and will be paid to the King’s Gaming Seller in installments of $9,000,000 (each, an “Installment Payment”), subject to meeting a minimum Gross Profit (as defined below) requirement equal to $7,380,000 for fiscal year 2012 and $8,860,000 for fiscal year 2013 (the “Minimum Gross Profit Requirement”), which shall be evidenced by the management prepared financial statements of King’s Gaming approved by our audit committee. In the event King’s Gaming fails to achieve the Minimum Gross Profit Requirement in any of the three fiscal years following the closing date, the Installment Payment shall be reduced by an amount equal to the product of (x) $9,000,000 and (y) the quotient obtained by dividing (A) the actual Gross Profit for such year, by (B) the Minimum Gross Profit Requirement. King’s Gaming achieved the Minimum Gross Profit Requirement for fiscal 2011 and the initial $9,000,000 installment was paid by us.

For purposes of the King’s Gaming Purchase Agreement, “Gross Profit” means 1.25% of the rolling chip turnover (which means the amount of non-negotiable chips that the King’s Gaming Seller’s network of agents purchase from King’s Gaming and the Company’s VIP gaming rooms) attributable to the King’s Gaming Seller’s network of gaming agents and collaborators at both King’s Gaming’s existing VIP gaming room and the Company’s existing and future VIP gaming rooms, after deducting commissions and fees paid to the King’s Gaming Seller’s network of gaming agents and collaborators and a fixed management fee of $77,500 per month unless otherwise agreed by the parties. Prior to September 2012, revenues from VIP gaming rooms not employing a flat percentage of rolling chip turnover may not account for more than 30% of the rolling chip turnover and to the extent that revenues from such VIP gaming rooms account for more than 30% of the rolling chip turnover, such excess amount shall not be deemed Gross Profit for purposes of the King’s Gaming Purchase Agreement. Beginning on September 1, 2012, the parties agreed to remove the limitation on the percentage of rolling chip turnover accounted for by VIP gaming rooms due to the fact that the Company changed its remuneration model from a fixed commission of 1.25% of Rolling Chip Turnover to a revenue sharing model.

In addition, as more fully set forth below, the Company will issue to the King’s Gaming Seller (i) up to an aggregate of 1,500,000 Ordinary Shares in the event certain Gross Profit targets are achieved for each of the three years following the closing date (the “King’s Gaming Earnout Shares”), (ii) up to an aggregate of 700,000 Ordinary Shares in the event certain Gross Profit targets are achieved for each of the seven years following the third anniversary of the closing date (the “King’s Gaming Incentive Shares”), and (iii) additional Ordinary Shares in the event the Gross Profit targets for each of the ten years following the closing date are exceeded by at least $1,000,000 (the “King’s Gaming Additional Incentive Shares”). For each $1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 King’s Gaming Additional Incentive Shares will be issued. The King’s Gaming Seller is not entitled to any King’s Gaming Additional Incentive Shares on a pro rata basis for multiples of less or greater than $1,000,000. This prospectus provides for the resale of (i) the 1,500,000 shares issued to King’s Gaming Seller, and (ii) up to 2,500,000 of such additional earnout shares.

The King’s Gaming Earnout Shares, the King’s Gaming Incentive Shares and the King’s Gaming Additional Incentive Shares have been and shall be released and issued to the King’s Gaming Seller as follows:

Year	Gross Profit Target For King’s Gaming Earnout/ Incentive Shares	King’s Gaming Earnout/ Incentive Shares	King’s Gaming Additional Incentive Shares
2011	$6,150,000	500,000	*
2012	$7,380,000	500,000	*
2013	$8,860,000	500,000	*
2014	$9,740,000	100,000	*
2015	$10,720,000	100,000	*
2016	$11,790,000	100,000	*
2017	$12,970,000	100,000	*
2018	$14,260,000	100,000	*
2019	$15,690,000	100,000	*
2020	$17,260,000	100,000	*
TOTAL:		2,200,000

*	For each $1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 King’s Gaming Additional Incentive Shares will be issued. The King’s Gaming Seller is not entitled to any King’s Gaming Additional Shares on a pro rata basis for multiples of less or greater than $1,000,000.

King’s Gaming achieved approximately $8.2 million of gross profit for the year ended December 31, 2011, and, accordingly, and the King’s Gaming Seller received an aggregate of 520,000 King’s Gaming Earnout Shares and King’s Gaming Additional Incentive Shares.

Additionally, Mr. Mok has agreed to provide a personal guaranty, for so long as he is employed by the Company or King’s Gaming providing for the guaranty of all obligations of King’s Gaming and the Seller pursuant to the Purchase Agreement, including, but not limited to any bad debts the Seller network of agents may have incurred or may incur in the future.

On September 12, 2012, we entered into the Bao Li Gaming Purchase Agreement to acquire the right to 100% of the profit derived by Bao Li Gaming, effective September 1, 2012, from the promotion of the City of Dreams VIP Room at the City of Dreams Macau at Crown Towers in Macau for $15,000,000.

In addition, as more fully set forth below, the Company will pay or issue to the Bao Li Gaming Seller (i) $13,000,000 in cash and 625,000 Ordinary Shares per year (the “Bao Li Gaming Earnout Shares”) in the event Bao Li Gaming achieves a base rolling chip turnover of $2.5 billion (the “Base Rolling Chip Turnover Target”) in any of the three years ended December 31, 2013, 2014 and 2015 and (ii) in any of the three years ended December 31, 2013, 2014 and 2015, for each $25,000,000 in which the Base Rolling Chip Turnover Target in any year is exceeded an additional $130,000 in cash and 6,250 Ordinary Shares (the “Bao Li Gaming Additional Earnout Shares”), up to a maximum of $13,000,000 in cash and 625,000 Bao Li Gaming Additional Earnout Shares in any particular year. The Bao Li Gaming Seller is not entitled to any Bao Li Gaming Additional Earnout Shares on a pro rata basis for multiples of less or greater than $25,000,000. This prospectus provides for the resale of up to 3,750,000 shares issuable to the Bao Li Gaming Seller (the aggregate of the maximum number of Ordinary Shares that may be issued to the Bao Li Gaming Seller.

For purposes of the Bao Li Gaming Purchase Agreement, rolling chip turnover means the amount of non-negotiable chips that the Seller’s network of agents purchase from Bao Li Gaming and the Company’s VIP gaming rooms.

The Bao Li Gaming Earnout Shares and Bao Li Gaming Additional Earnout Shares shall be released and issued to the Seller as follows:

Year	Rolling Chip Turnover Target For Bao Li Gaming Earnout Shares	Bao Li Gaming Earnout Shares	Bao Li Gaming Additional Earnout Shares
2013	$2,500,000,000	625,000	*
2014	$2,500,000,000	625,000	*
2015	$2,500,000,000	625,000	*
TOTAL:		1,875,000

*	For each $25,000,000 in which the Base Rolling Chip Turnover Target for such year is exceeded, 6,250 Bao Li Gaming Additional Earnout Shares will be issued, up to a maximum of 625,000 Bao Li Gaming Additional Earnout Shares per year. The Bao Li Gaming Seller is not entitled to any Bao Li Gaming Additional Earnout Shares on a pro rata basis for multiples of less or greater than $25,000,000.

Additionally, each of Mr. lou and Mr. Lei has provided a personal guaranty, until December 31, 2015, providing for the guaranty of all obligations of Bao Li Gaming and the Bao Li Gaming Seller pursuant to the Purchase Agreement, including, but not limited to any bad debts the Bao Li Gaming Seller network of agents may have incurred or may incur in the future.

In addition, on April 24, 2012, we issued an aggregate of 50,400 restricted ordinary shares to certain of our officers and directors as compensation for their services during 2010 and/or 2011 under the 2011 Incentive Plan.

The following table sets forth the name of the Selling Shareholders, the number of ordinary shares owned by the Selling Shareholders immediately prior to the date of this prospectus and the number of Shares to be offered by the Selling Shareholders pursuant to this prospectus. Percentage of beneficial ownership before this offering is based on 42,188,817 of our ordinary shares outstanding as of December 28, 2012. Beneficial ownership is based on information furnished by the Selling Shareholders and our share ledger maintained by Continental Stock Transfer & Trust Company as transfer agent for our ordinary shares.

The Selling Shareholders may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for sale. The Selling Shareholders are under no obligation, however, to sell any ordinary shares pursuant to this prospectus.

Selling Shareholder	Beneficial Ownership Before Offering(1) Number		Number of Shares Offered		Beneficial Ownership After Offering
					Number	Percentage
Mok Chi Hung	700,000		1,866,667	(3)	0	—%
Wong Hon Meng	200,000		533,333	(4)	0	—%
Lei Chi Hin	400,000		1,066,667	(5)	0	—%
Ng Soi Kuan	200,000		533,333	(6)	0	—%
Lou Kan Kuong	0		2,625,000	(7)	0	—%
Lei Kam Keong	0		1,125,000	(8)	0	—%
Sylvia Lee	2,055,292	(2)	5,790	(9)	2,049,502	4.9%
Lam Man Pou	4,486,455		5,790	(9)	4,480,665	10.6%
Leong Siak Hung	851,288		5,790	(9)	845,498	2.0%
Vong Hon Kun	6,034,452		5,790	(9)	6,028,662	14.3%
Raymond Li Chun Ming	5,790		5,790	(9)	0	—%
James Preissler	289,767		5,790	(9)	283,977	*%
Yeung Lun Allan	5,164		5,164	(9)	0	—%
Joao Manuel Santos Ferreira	5,164		5,164	(9)	0	—%
George Chui Vai Hou(8)	5,164		5,164	(9)	0	—%
Peter Li	168		168	(9)	0	—%
Total	15,238,704		7,800,400		13,688,304	32.22%

*	Less than 1%.
1)	Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned and the percentage ownership of a Selling Shareholder, shares underlying options held by such Selling Shareholder that are either currently exercisable or exercisable within 60 days from December 28, 2012 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other Selling Shareholders. Percentage ownership does not include the issuance of 2,500,000 shares pursuant to the terms of the King’s Gaming Purchase Agreement or the issuance of 2,200,000 shares pursuant to the terms of the Bao Li Gaming Purchase Agreement.
2)	Represents 103,700 ordinary shares owned jointly by Mr. and Mrs. Sylvia Lee and 1,951,592 ordinary shares held by CS Capital USA, LLC, an affiliate of Mr. and Mrs. Lee. Mr. and Mrs. Lee are married.
3)	700,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 1,166,667 are issuable upon the achievement of the King’s Gaming incentive targets described above.
4)	200,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 333,333 are issuable upon the achievement of the King’ s Gaming incentive targets described above.
5)	400,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 666,667 are issuable upon the achievement of the King’s Gaming incentive targets described above.
6)	200,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 333,333 are issuable upon the achievement of the King’s Gaming incentive targets described above.
7)	Up to 2,625,000 of such shares are issuable upon the achievement of the Bao Li Gaming incentive targets described above.
8)	Up to 1,125,000 of such shares are issuable upon the achievement of the Bao Li Gaming incentive targets described above.
9)	Issued as compensation for acting as an officer or director of the Company during 2010 and/or 2011 pursuant to the 2011 Incentive Plan.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $150,000,000. The Selling Shareholders named herein may offer and sell up to 7,800,400 of our ordinary shares owned by such Selling Shareholders under this prospectus. We have registered the securities covered by this prospectus for offer and sale by us and/or the Selling Shareholders so that those securities may be freely sold to the public by us and/or the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through an exchange distribution in accordance with the rules of the applicable exchange;
•	through privately negotiated transactions;
•	through short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per share;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We and the Selling Shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us and the Selling Shareholders to indemnification by us and the Selling Shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

The Selling Shareholders may also sell such securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we and the Selling Shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us and the Selling Shareholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares which are listed on the Nasdaq Stock Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we and the Selling Shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we and the Selling Shareholders will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we and the Selling Shareholders will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we and the Selling Shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we and the Selling Shareholders agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we and the Selling Shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we and the Selling Shareholders may enter into agreements with such underwriters or agents pursuant to which we and the Selling Shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and the Selling Shareholders under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us and the Selling Shareholders. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and the Selling Shareholders and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us and the Selling Shareholders to indemnification by us and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We and the Selling Shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us and the Selling Shareholders or borrowed from us and the Selling Shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us and the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We and the Selling Shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Shareholder.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$23,651.93
FINRA fees	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total		$23,651.93*

*	To be provided by a prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on March 16, 2012;
•	our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on August 14, 2012;
•	our Report of Foreign Private Issuer on Form 6-K/A, filed with the SEC on September 10, 2012;
•	our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on November 20, 2012;
•	the description of our ordinary shares contained in our Post-Effective Amendment on Form F-3 to Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 31, 2011 (Registration No. 333-166860) under the heading “Description of Securities” and any amendment or reports filed for the purpose of updating such description;
•	any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and
•	any Report of Foreign Private Issuer on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the applicable report expressly states that we incorporate them by reference in this prospectus.

Each person, including any beneficial owner, to whom a prospectus is delivered may obtain a copy of any of our SEC filings incorporated by reference herein (including any exhibits specifically incorporated by reference therein) without charge by written or oral request directed to Raymond Li Chun Ming, Chief Financial Officer; Unit 605, East Town Building; 16 Fenwick Street; Wanchai, Hong Kong. The telephone number at our executive office is 852-2110-9133.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, and amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. Our Second Amended and Restated Memorandum and Articles of Association provide that each member of our Board of Directors, officer and agent shall be indemnified out of our assets against any liability incurred by him or her as a result of any act or failure to act in carrying out his or her functions other than such liability (if any) that he or her may incur by his or her own fraud or willful default and that no such director, agent or officer shall be liable to us for any loss or damage in carrying out his or her functions unless that liability arises through the fraud or willful default of such director, officer or agent. Our Second Amended and Restated Memorandum and Articles of Association do not eliminate any of our director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited us and our shareholders. This provision, however, will not eliminate or limit liability arising under United States federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is therefore unenforceable. It should be noted, however, that the opinion of the SEC is not binding on courts and courts, particularly those of jurisdictions other than the United States, may determine otherwise.

We have entered into indemnification agreements separately with each of our current directors and officers that provide, in consideration of the director or officer continuing to serve us in his current capacity, for us to indemnify, and advance expenses to, him or her to the fullest extent permitted by law in effect on the date of execution of the agreements or to such greater extent as applicable law may thereafter permit. The rights of indemnification apply if, by reason of such person’s position as an officer or director of us or any of our subsidiaries, he or she was or is threatened to be made, a party to any threatened, pending or completed legal proceeding. With respect to proceedings other than one brought by or in our right (i.e., a shareholders’ derivative proceeding), the indemnification covers expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with any such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to proceedings brought by or in our right, the indemnification covers expenses and amounts paid in settlement (such settlement amounts not to exceed, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by him or her or on his or her behalf in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification against such expenses or amounts paid in settlement shall be made in respect of any claim, issue or matter in any such proceeding as to which indemnified person has been adjudged to be liable to us if applicable law prohibits such indemnification unless the court in which such proceeding shall have been brought, was brought or is pending, shall determine that indemnification against expenses or amounts paid in settlement may nevertheless be made by us. We will advance an indemnified person reasonable and substantiated expenses, judgments, penalties and fines and amounts paid in settlement in advance of a final determination of liability upon such person agreeing to repay amounts advanced in the event of an ultimate determination that he or she is not entitled to be indemnified with respect to the amounts advanced. The rights of the indemnitees under the agreements are not deemed exclusive of any other rights they may be entitled to under applicable law, our memorandum and articles of association, any agreement, vote of shareholders or resolution of directors or otherwise. Each agreement will remain in effect until the later of ten years after the date the indemnitee shall have ceased to serve as a director or officer or the final determination of all pending proceedings.

LEGAL MATTERS

Loeb & Loeb LLP, 345 Park Ave., New York NY 10154, acts as our United States counsel. Maples and Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, acts as our Cayman Islands counsel. Ip Shing Hing, J.P., Room 601, 6/F, Tower 1, Admiralty Centre, 18 Harcourt Road, Hong Kong, acts as our Hong Kong counsel.

EXPERTS

The audited consolidated financial statements of Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) as of December 31, 2010 and 2011 and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended included in this prospectus have been so included in the reliance on a report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The audited combined statements of operations and comprehensive income (loss), changes in shareholders' and owners' equity (deficit), and cash flows of the Operations of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited, Doowell Limited (the “Promoter Companies”) and Asia Gaming & Resort Limited (collectively known as “Asia Entertainment & Resources Ltd.” or the “Company”) for the year ended December 31, 2009, before the effect of retrospective changes to the earnings per share calculation and the number of ordinary shares outstanding described in Note 1 included in this prospectus have been so included in the reliance on a report of AJ. Robbins, PC, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Asia Entertainment & Resources Ltd., reference is made to the registration statement. We are subject to certain of the reporting requirements of the Exchange Act and we will file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Issuers on Form 6-K.

ENFORCEMENT OF CIVIL LIABILITIES

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted company whose executive offices are located outside of the United States in Hong Kong. Most of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of most of our directors and officers are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon Asia Entertainment & Resources Ltd. or any of these persons. Asia Entertainment & Resources Ltd. intends to abide by judgments issued in U.S. courts based upon the civil liability provisions of U.S. federal or state securities laws. Notwithstanding, you may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Asia Entertainment & Resources Ltd. or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China, including Hong Kong and Macau, would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

$150,000,000

ASIA ENTERTAINMENT & RESOURCES LTD.

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

7,800,400 Ordinary Shares Offered For Resale by
the Selling Shareholders Named Herein

PROSPECTUS

March 27, 2013

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.